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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Daniel J. Murphy Chairman and Chief Executive Officer	Alliant Techsystems Inc. 7480 Flying Cloud Drive Minneapolis, MN 55344-3720

June 20, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 9:00 a.m. on Tuesday, August 5, 2008, at our headquarters, 7480 Flying Cloud Drive, Eden Prairie (suburban Minneapolis), Minnesota.

        The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

        We have elected to take advantage of the new "notice and access" rules of the Securities and Exchange Commission to furnish most of our stockholders with proxy materials over the Internet. We believe that the new rules will allow us to provide you with the information you need, while reducing printing and delivery costs.

        Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.

        If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

        I look forward to seeing you at the Annual Meeting.

Sincerely,

Daniel J. Murphy

ADMISSION POLICY

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 5, 2008. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3071, by e-mailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720, Attn: Corporate Secretary. Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

ii

ALLIANT TECHSYSTEMS INC.
7480 Flying Cloud Drive
Minneapolis, MN 55344-3720

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, August 5, 2008, at 9:00 a.m. central time
Place:	Alliant Techsystems Inc. headquarters 7480 Flying Cloud Drive Eden Prairie (suburban Minneapolis), Minnesota
Items of Business:	•	Elect ten directors.
	•	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2009.
	•	Approve an amendment to ATK's Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 90,000,000 to 180,000,000 shares.
	•	Act upon a stockholder proposal described in the accompanying proxy statement, if the proposal is presented at the meeting.
	•	Transact any other business that may properly be considered at the meeting or any adjournment of the meeting.
Record Date:	June 9, 2008
Voting by Proxy:
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "Questions and Answers About the Meeting and Voting" beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.
Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket. See the Admission Policy on the previous page for instructions on obtaining a ticket.

By Order of the Board of Directors,

Keith D. Ross Secretary
June 20, 2008

iii

ALLIANT TECHSYSTEMS INC.
7480 Flying Cloud Drive
Minneapolis, MN 55344-3720

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

August 5, 2008

GENERAL INFORMATION

        The Board of Directors of Alliant Techsystems Inc. is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on August 5, 2008 and at any adjournment of the meeting. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended March 31, 2008, are first being sent or given to stockholders on or about June 20, 2008.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I voting on?

  •
  Election of ten directors currently serving on our Board of Directors.

  •
  Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2009.

  •
  Approval of an amendment to ATK's Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 90,000,000 to 180,000,000 shares.

  •
  A stockholder proposal that is described later in this proxy statement. If the stockholder proposal is not presented at the Annual Meeting, it will not be voted upon.

Who is entitled to vote at the Annual Meeting?

        Stockholders can vote their shares of ATK common stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 9, 2008, which was the record date.

What constitutes a quorum at the Annual Meeting?

        On the record date, there were [32,800,000] shares of ATK common stock outstanding. This does not include [8,760,000] shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have properly voted over the Internet or by telephone or submitted a properly completed proxy card.

How can I vote my shares without attending the Annual Meeting?

  •
  If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone as instructed on the proxy card.

  •
  If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if

    you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

  •
  If you hold shares in the 401(k) Plan, please refer to the voting instructions that are provided to you. The Plan trustee will vote your shares as you instruct.

How can I vote my shares in person at the Annual Meeting?

  •
  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

  •
  If you are a stockholder of record, you may vote in person at the Annual Meeting.

  •
  If you hold shares beneficially in street name, you may vote in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.

  •
  Shares held in the 401(k) Plan cannot be voted in person at the Annual Meeting.

Can I change my vote?

        You can change your vote before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

  •
  voting over the Internet or by telephone at a later time, until 11:59 p.m. eastern time on August 4, 2008;

  •
  signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;

  •
  signing and mailing a new, properly completed proxy card with a later date than your original proxy card; or

  •
  attending the Annual Meeting and voting in person.

        If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change your vote.

How are votes counted?

        Your shares will be voted as you instruct, assuming that you have properly voted over the Internet or by telephone or that your properly signed proxy card is received in time to be voted at the Annual Meeting. If you do not indicate how you wish to vote on a proposal, your shares will be voted as follows on that proposal:

  •
  FOR all of the Board's nominees for election as directors (Proposal 1).

  •
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 2).

  •
  FOR approval of an amendment to ATK's Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 90,000,000 to 180,000,000 shares (Proposal 3).

  •
  AGAINST the stockholder proposal (Proposal 4).

        Shares held in the 401(k) Plan will be voted by the Plan trustee as directed by participants. Shares for which the Plan trustee has not received voting instructions by the voting deadline or that have not been allocated to participant accounts will be voted by the Plan trustee in the same manner and proportion as it votes shares for which it received voting instructions.

How will abstentions and broker non-votes affect the quorum and voting?

  •
  If you withhold your vote on the election of directors or abstain from voting on any other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

  •
  If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

  •
  If you abstain from voting on one of the other proposals, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

  •
  If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum. However, broker non-votes will not be considered in determining the vote required to approve the specific proposal on which the shares could not be voted, and will not be deemed to have voted against the proposal.

What vote is required to approve the proposals?

        If a quorum is present at the Annual Meeting:

  •
  The ten nominees for election as directors who receive the largest number of votes properly cast FOR the directors will be elected directors.

  •
  The proposal to amend ATK's Restated Certificate of Incorporation to increase the number of shares of authorized common stock requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote.

  •
  Each other proposal properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

Who will tabulate the votes at the Annual Meeting?

        The Carideo Group, Inc., an investor-relations counseling firm based in Minneapolis, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.

How will the solicitation of proxies be handled?

  •
  Proxies are being solicited primarily by Internet and mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

  •
  We have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $7,500 plus expenses.

  •
  We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

  •
  We will pay all other expenses of preparing, printing, and mailing or distributing the proxy solicitation materials.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

        In accordance with rules adopted by the Securities and Exchange Commission, we may now furnish proxy materials to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. You will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive paper copies, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

What other business may be brought up at the Annual Meeting?

  •
  Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. The only stockholder proposal that can be presented at the Annual Meeting is the one included in this proxy statement as Proposal 4. No other stockholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our Bylaws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

  •
  Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this proxy statement under the heading "Future Stockholder Proposals."

What if I want to attend the Annual Meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 5, 2008. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3071, by e-mailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720, Attn: Corporate Secretary. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our common stock beneficially owned (as defined by the Securities and Exchange Commission for proxy statement purposes) as of June 9, 2008 by (1) each person known by the Company to beneficially own more than 5% of the Company's common stock, (2) each of our directors, (3) each executive officer named in the Summary Compensation Table included later in this proxy statement, and (4) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Shares Outstanding(4)
FMR LLC(5)	2,774,683		[8.4]	%
Neuberger Berman Inc.(6)	2,155,836		[6.5]	%
T. Rowe Price Associates, Inc.(7)	2,087,525		[6.3]	%
Harris Associates L.P.(8)	1,717,337		[5.2]	%
Frances D. Cook	8,165		*
John J. Cronin	3,891		*
Mark W. DeYoung	22,543		*
Ronald D. Dittemore	51,185		*
Martin C. Faga	1,720		*
Ronald R. Fogleman	0		*
Cynthia L. Lesher	878		*
Douglas L. Maine	4,911		*
Roman Martinez IV	4,200	(9)	*
Daniel J. Murphy	223,511		*
Mark H. Ronald	1,687		*
John L. Shroyer	19,861		*
Michael T. Smith	16,565		*
William G. Van Dyke	1,783		*
All directors and executive officers as a group (19 persons)	545,617		[1.6]	%

*
Less than 1%.

(1)
Includes shares covered by stock options exercisable on June 9, 2008, or within 60 days thereafter, for the following beneficial owners: Mark W. DeYoung, 15,000 shares; Ronald D. Dittemore, 33,000 shares; Daniel J. Murphy, 165,500 shares; John L. Shroyer, 16,500 shares; and all directors and executive officers as a group (19 persons), 360,063 shares.

(2)
Includes shares of restricted common stock with voting rights held by directors and certain executive officers. Excludes deferred stock units without voting rights under our Non-Employee Director Restricted Stock Award and Stock Deferral Program, or its predecessor plan (the Non-Employee Director Restricted Stock Plan). Restricted stock and deferred stock units held by directors are discussed under the heading "Director Compensation" later in this proxy statement. As of June 9, 2008, Mr. Dittemore held 5,000 shares of restricted stock and all directors and executive officers as a group (19 persons) held 46,300 shares of restricted stock. Excludes deferred stock units without voting rights under our Nonqualified Deferred Compensation Plan because none of the executive officers has a payment scheduled within 60 days. Includes shares allocated, as of March 31, 2008, to the accounts of executive officers under our 401(k) plan.

(3)
Excludes phantom stock units to be settled in cash that are credited to the accounts of directors who participate in our Deferred Fee Plan for Non-Employee Directors (described under the heading "Director Compensation" later in this proxy statement) or were credited prior to January 1, 2005 to the accounts of officers who participate in our Nonqualified Deferred Compensation Plan (described under the heading "Executive Compensation" later in this proxy statement).

(4)
Assumes the issuance of the shares covered by the exercisable stock options held by each person or the group, as applicable.

(5)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008, reporting beneficial ownership as of December 31, 2007. The amended Schedule 13G reported that FMR LLC has sole voting power over 153,667 shares and sole dispositive power over 2,774,683 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 2,621,216 shares as a result of acting as investment adviser to various registered investment companies. This number includes 100,045 shares, assuming the conversion of $7,950,000 principal amount of ATK's 2.75% convertible notes due 2024, and 214,169 shares, assuming the conversion of $17,080,000 principal amount of ATK's 3.00% convertible notes due 2024. Edward C. Johnson 3d, Chairman of FMR LLC, and his family members, through their ownership of Series B voting common shares of FMR LLC and a stockholders' voting agreement, may be deemed to form a controlling group with respect to FMR LLC. Each of Mr. Johnson and FMR LLC, through its control of Fidelity and Fidelity funds, has sole power to dispose of the 2,621,216 shares owned by the funds but does not have sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. Shares owned by the Fidelity funds are voted by the funds' Boards of Trustees under written guidelines established by the Boards. Strategic Advisers, Inc., a wholly-owned investment-adviser subsidiary of FMR LLC, is the beneficial owner of 752 of the shares as a result of providing investment advisory services to individuals. Pyramis Global Advisors, LLC ("PGALLC'), an indirect wholly-owned investment-adviser subsidiary of FMR LLC, beneficially owns 40,449 shares. Each of Mr. Johnson and FMR LLC, through its control of PGALLC, has sole dispositive and voting powers over the 40,449 shares owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company ("PGATC'), an indirect wholly-owned bank subsidiary of FMR LLC, beneficially owns 60,400 shares. Each of Mr. Johnson and FMR LLC, through its control of PGATC, has sole dispositive and voting powers over the 60,400 shares owned by the institutional accounts managed by PGATC. Fidelity International Limited, which provides investment advisory and management services to non-U.S. investment companies and certain institutional investors, beneficially owns 51,866 shares. This number includes 50,966 shares, assuming the conversion of $4,050,000 principal amount of ATK's 2.75% convertible notes due 2024. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission by Neuberger Berman Inc. on February 13, 2008, reporting beneficial ownership as of December 31, 2007 for itself and Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds. Neuberger Berman Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management Inc. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman's various mutual funds. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman, LLC, are aggregated in the reported holdings. The amended Schedule 13G reported that Neuberger Berman Inc. has sole voting power over 47,475 shares, shared voting power over 1,894,162 shares and shared dispositive power over 2,155,836 shares; Neuberger Berman, LLC has sole voting power over 47,475 shares, shared voting power over 1,894,162 shares and shared dispositive power over 2,155,836 shares; Neuberger Berman Management Inc. has shared voting and dispositive powers over 1,894,162 shares; and Neuberger

  Berman Equity Funds has shared voting and dispositive powers over 1,894,162 shares. The address of Neuberger Berman Inc. is 605 Third Avenue, New York, New York 10158.

(7)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2008, reporting beneficial ownership as of December 31, 2007. The amended Schedule 13G reported that T. Rowe Price Associates, Inc. ("Price Associates") has sole voting power over 451,500 shares and sole dispositive power over 2,087,525 shares. Price Associates has indicated that these securities are owned by various individual and institutional investors, for which Price Associates serves as investment adviser. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(8)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2008, reporting beneficial ownership as of December 31, 2007. The amended Schedule 13G reported that Harris Associates L.P. and Harris Associates Inc., as General Partner, ("Harris") have shared voting power over 1,717,337 shares, sole dispositive power over 123,250 shares and shared dispositive power over 1,594,087 shares. Harris, by reason of advisory and other relationships with the person who owns the shares, may be deemed to be the beneficial owner of these 1,717,337 shares. In addition, Harris serves as investment adviser to the Harris Associates Investment Trust, and various of Harris' officers and directors are also officers and trustees of the Trust. Harris does not consider that the Trust is controlled by such persons. The Trust, through its various series, owns 1,594,087 shares, which are included as shares over which Harris has shared voting and dispositive powers. The address of Harris Associates L.P. and Harris Associates Inc. is Two North LaSalle Street, Chicago, Illinois 60602-3790.

(9)
Includes 1,000 shares owned by Mr. Martinez's wife, 100 shares owned by his son and 100 shares over which Mr. Martinez shares voting power and which are held for his daughter's benefit in a trust for which he is co-trustee. Mr. Martinez disclaims beneficial ownership of these 1,200 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of ATK securities with the Securities and Exchange Commission. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from our directors and executive officers, we believe that our directors and executive officers timely filed all required reports for fiscal year 2008, except that Cynthia L. Lesher, a director, filed a late report with respect to the purchase of shares of ATK common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

        Ten directors are to be elected at the Annual Meeting, to hold office until the 2009 annual meeting of stockholders and until their successors have been elected and have qualified or their service ends earlier through death, resignation, retirement or removal from office. Our Board of Directors has nominated for election as directors the ten nominees listed below, all of whom are currently directors. Each of these nominees was recommended by the Board's Nominating and Governance Committee and has agreed to serve, if elected. Although Michael T. Smith was scheduled to retire from the Board at the 2008 Annual Meeting based on years of service on the Board, the Nominating and Governance Committee asked Mr. Smith to continue to serve an additional year on the Board because of his experience and expertise in the Company's industry. Although we do not know of any reason why any of the nominees might become unavailable for election, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.

        Our Board of Directors recommends a vote FOR the election as directors of all of the nominees listed below.

Frances D. Cook

Ambassador Cook has been Chair of the Ballard Group LLC, an international business consulting firm, since 1999. Prior to that she served with the U.S. State Department for 30 years in various postings in the United States and abroad, including serving as Ambassador or chief of a diplomatic post four times and Deputy Assistant Secretary of State twice. She is also a director of Lonrho Plc.	Director since 2000 age 62

Martin C. Faga

Mr. Faga served as the President and Chief Executive Officer of the MITRE Corporation, a not-for-profit systems engineering firm, from 2000 to 2006, and has been a member of the Board of Trustees of MITRE since 2000. Before joining MITRE in 1993, Mr. Faga served in the U.S. Department of Defense as Assistant Secretary of the Air Force for Space and simultaneously as Director of the National Reconnaissance Office. He is also a director of Electronic Data Systems Corporation and GeoEye, Inc.	Director since 2006 age 67

Ronald R. Fogleman, USAF (Ret.)

General Fogleman has been Chairman and Chief Executive Officer of Durango Aerospace Incorporated, an international aviation consulting firm, since 1997. He retired from the U.S. Air Force in 1997, following a 34-year career. He is also a director of AAR Corp., Alpha Security Group Corporation and Liberator BDC Inc.	Director since 2004 age 66

Cynthia L. Lesher

Ms. Lesher has been President and Chief Executive Officer of Northern States Power Company-Minnesota, an Xcel Energy Inc. company, since 2005. She was Chief Human Resources Officer of Xcel Energy Inc. from 2001 to 2005 and also Chief Administrative Officer of Xcel Energy Inc. from 2000 to 2005. She is currently serving as a loaned executive to the Republican National Convention, which will be held in St. Paul, Minnesota in September 2008, in the position of president of the Minnesota host committee.	Director since 2005 age 60

Douglas L. Maine

Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20-year career with MCI, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000 and General Manager, Consumer Products Industry in 2003 and retired in 2005. He is also a director of Rockwood Holdings, Inc.	Director since 2006 age 59

Roman Martinez IV

Mr. Martinez has been a private investor since 2003. He retired as Managing Director of Lehman Brothers, an investment banking firm, in 2003, following a 31-year career with the firm. He is also a director of CIGNA Corporation.	Director since 2004 age 60

Daniel J. Murphy

Mr. Murphy has been Chief Executive Officer of ATK since 2003 and Chairman since 2005. He was Group Vice President, ATK Precision Systems Group, from 2002 to 2003, and President, ATK Tactical Systems, from 2001 to 2002. He retired from the U.S. Navy with the rank of Vice Admiral in 2000, following a 30-year career. He is also a director of Precision Castparts Corp.	Director since 2003 age 60

Mark H. Ronald

Mr. Ronald served as the chairman of the board of BAE Systems Inc., the wholly-owned U.S. subsidiary of BAE Systems plc, a British aerospace and defense company, during 2007. He served as Chief Operating Officer and a member of the board of directors of BAE Systems plc and President and Chief Executive Officer of BAE Systems Inc. from 2003 to 2006. He is also a director of DynCorp International Inc. and Cobham plc.	Director since 2007 age 66

Michael T. Smith

Mr. Smith served as Chairman and Chief Executive Officer of Hughes Electronics Corporation, a digital entertainment and broadband communications company, from 1997 to 2001. He is also a director of FLIR Systems, Inc., Ingram Micro Inc., Teledyne Technologies Incorporated and WABCO Holdings Inc.	Director since 1997 age 64

William G. Van Dyke

Mr. Van Dyke served as Chairman of Donaldson Company, Inc., a provider of filtration systems and replacement parts, from 1996 until his retirement in 2005. From 1996 to 2004, he also served as Donaldson's President and Chief Executive Officer. He is also a director of Graco Inc. and Polaris Industries Inc.	Director since 2002 age 62

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations. Mr. Van Dyke currently serves as the lead independent director. The primary responsibilities of the lead independent director are to coordinate the activities of the independent directors, facilitate communications between management and the independent directors, and coordinate and moderate executive sessions of the Board's independent directors.

        Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.atk.com by selecting Investor Relations and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines from our investor relations department by contacting them by telephone at 952-351-3056 or by e-mail at investor.relations@atk.com.

Business Ethics Code of Conduct

        We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Corporate Governance Guidelines provide that the Board will not permit any waiver of our Business Ethics Code of Conduct. Our Business Ethics Code of Conduct is available on our website at www.atk.com by selecting About Us and then Values. Stockholders may request a free printed copy of our Business Ethics Code of Conduct from our investor relations department by contacting them by telephone at 952-351-3056 or by e-mail at investor.relations@atk.com.

Communications with Directors

        Procedures for stockholders, or anyone else, to communicate directly with non-management directors are available on our website at www.atk.com by selecting Investor Relations, then Corporate Governance and then Contact the Directors. Any concerns about the Company's accounting, internal controls or auditing matters, or a director's potential conflict of interest, will be referred to the Audit Committee of the Board of Directors.

Director Independence

        Under applicable rules of the New York Stock Exchange, a majority of our Board of Directors must be independent. Our Board of Directors has affirmatively determined that each of the incumbent directors, other than Daniel J. Murphy, has no material relationship with ATK and is independent. Our Board previously determined that Gilbert F. Decker, who served as a director during part of fiscal year 2008 and whose term expired at the 2007 annual meeting of stockholders of ATK on July 31, 2007, had no material relationship with ATK and was independent. Each of our Audit, Nominating and Governance, and Personnel and Compensation Committees is composed only of independent directors.

        In order to qualify as independent, a director must meet each of the NYSE's five objective independence standards and our Board of Directors must also affirmatively determine, in its business judgment and in consideration of all relevant facts and circumstances, that the director has no material relationship with ATK. The Board reviewed the transactions and relationships between ATK and our directors, their immediate family members and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no material relationship with ATK. All of the transactions and relationships were standard customer-supplier arrangements, membership fees or charitable contributions. In addition, the amount of each transaction or contribution was well below the thresholds set forth in the independence standards of the New York Stock Exchange. The Board's considerations specifically included customer-supplier transactions between ATK and Xcel Energy Inc. (a public utility company), of which Cynthia L. Lesher is President and Chief Executive officer of Northern States Power Company-Minnesota, an Xcel Energy Company.

Meetings of the Board and Board Committees

        The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Governance, and Personnel and Compensation. Each of the standing committees has adopted a written charter which sets out the function and responsibilities of the committee. The current committee charters are available on our website at www.atk.com by selecting Investor Relations and then Corporate Governance. Stockholders may request a free printed copy of any of these charters from our investor relations department by contacting them by telephone at 952-351-3056 or by e-mail at investor.relations@atk.com.

        During fiscal year 2008, our Board of Directors met seven times, five of which were regularly-scheduled meetings and two of which were special meetings held by telephone conference. The independent directors of the Board are scheduled to meet in executive session at each Board meeting held in person. Each incumbent director attended at least 89% of the total meetings of the Board and the Board committees on which the director served during the fiscal year. As a general practice, Board members are expected to attend our annual meetings of stockholders. All incumbent Board members attended last year's annual meeting of stockholders, except for Mr. Faga and Mr. Ronald.

Audit Committee

Members:	Douglas L. Maine, Chair Roman Martinez IV	Mark H. Ronald William G. Van Dyke

        The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements and the Company's code of business ethics and conduct, the Company's enterprise risk management framework, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements (including the specific disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations"), critical accounting policies and practices used by the Company, the Company's internal control over financial reporting, and the Company's major financial risk exposures.

        All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has identified Mr. Maine, Mr. Martinez, Mr. Ronald and Mr. Van Dyke each as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee held five meetings in fiscal year 2008, all of which were regularly-scheduled meetings. Generally, the Audit Committee meets separately with the independent auditors and the Company's internal auditors at regularly-scheduled meetings and periodically meets separately with management.

Nominating and Governance Committee

Members:	Ronald R. Fogleman, Chair Frances D. Cook	Martin C. Faga

        The Nominating and Governance Committee identifies individuals qualified to become Board members. In addition, the Committee oversees the process of assessing Board effectiveness and each year, after considering the contributions of each director, recommends to the Board the director nominees for reelection at the next annual meeting of stockholders. The Committee also makes recommendations to the Board regarding Board organization, operation and committee structure, corporate governance guidelines applicable to the Company, and director compensation. The Committee evaluates director compensation at least once every two years, based on market analyses, including comparisons of ATK's practices with those of peer-group companies. All of the Nominating and Governance Committee members meet the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee held three meetings in fiscal year 2008, all of which were regularly-scheduled meetings.

        Director Qualification Standards.    Directors of ATK are expected to have high standards of integrity and ethics and the ability to exercise objectivity and independence in making informed business decisions. Directors should possess the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. In evaluating candidates for nomination as a director of ATK, the Nominating and Governance Committee considers additional criteria, including a candidate's technical, financial or other expertise that would enhance the overall effectiveness of the Board or provide a diversity of talent and experience relevant to ATK's strategies and activities. The Nominating and Governance Committee also considers whether the candidate has the time necessary to carry out the duties of a director of ATK.

        Director Nominee Selection Process.    The Board has delegated the identification, screening and evaluation of director candidates to the Nominating and Governance Committee. The Committee retains from time to time a search firm to help identify, screen and evaluate director candidates. The Committee will also consider qualified candidates for Board membership submitted by stockholders, as described below, or by members of the Board of Directors. The Nominating and Governance Committee interviews the candidates who meet the director qualification standards described above, and the Committee selects the candidates who best meet the Board's needs. The Committee then recommends to the Board the director nominees for election to the Board.

        The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board. If you wish to recommend a prospective candidate for the Board, you should submit the candidate's name and written information in support of the recommendation to: Secretary, Alliant Techsystems Inc., 7480 Flying Cloud Drive, Minneapolis, Minnesota 55344-3720. Additional information regarding the requirements for nominating a person for election as a director at the annual meeting of stockholders is described under the heading "Future Stockholder Proposals" near the end of this proxy statement. Director candidates recommended by stockholders will be considered under the same criteria as candidates recommended by directors or a search firm.

Personnel and Compensation Committee

Members:	William G. Van Dyke, Chair Martin C. Faga Cynthia L. Lesher	Douglas L. Maine Michael T. Smith

        The Personnel and Compensation Committee is responsible for discharging the Board of Directors' responsibilities relating to executive compensation. The Committee makes all decisions regarding the compensation of our executive officers. In addition, the Committee is responsible for reviewing the Company's compensation, benefit and personnel policies, programs and plans, including leadership development. Specifically, the Committee reviews and approves the corporate goals and objectives with respect to the compensation of the chief executive officer and the other executive officers. The Committee evaluates at least once a year the performance of the chief executive officer and other executive officers in light of these established goals and objectives and, based on these evaluations, approves the compensation of the chief executive officer and the other executive officers. The Committee also makes recommendations to the Board regarding incentive-compensation and equity-based plans that are subject to the Board's approval. All of the Personnel and Compensation Committee members meet the independence requirements of the New York Stock Exchange. The Committee held seven meetings in fiscal year 2008, five of which were regularly-scheduled meetings and two of which were special meetings held by telephone conference.

        During the last fiscal year, the Personnel and Compensation Committee retained Towers Perrin, an independent professional compensation consulting firm, to provide assistance and guidance to the Committee. The Committee approved the services to be provided by Towers Perrin and the fees to be paid for those services for the fiscal year. On a regular basis, Towers Perrin advised the Personnel and Compensation Committee, attended Committee meetings and met in executive session with the Committee. In addition, Towers Perrin provided market analyses for evaluating the components of ATK's executive compensation program in light of current industry trends and individual executive officer compensation levels based on market survey data. Towers Perrin specifically made recommendations regarding the compensation level of our CEO. ATK's Chief Executive Officer makes recommendations to the Committee regarding the compensation levels of other executive officers. ATK does not retain Towers Perrin for any other services.

        Additional information regarding the Committee's processes and procedures for establishing and overseeing executive compensation is disclosed below under the heading "Executive Compensation—Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

        None of the members of the Personnel and Compensation Committee has ever served as an officer or employee of ATK or has any relationships with ATK requiring disclosure below under the heading "Certain Relationships and Related Transactions." Since the beginning of the last fiscal year, no executive officer of ATK has served on the compensation committee or board of any company that employs a director of ATK.

Stock Ownership Guideline for Non-Employee Directors

        The Board has established a stock ownership guideline for non-employee directors of 3,750 shares of ATK common stock, to be achieved within five years following a director's election to the Board. The Nominating and Governance Committee of the Board reviews the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During fiscal year 2008, ATK had transactions, arrangements and relationships with entities with which some of our related persons, specifically directors or their immediate family members, executive officers and holders of more than 5% of our common stock, are affiliated. However, in accordance with the procedures described below, it was determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships, except for one transaction described below.

        ATK has a written policy and procedures for the review, approval or ratification of transactions, arrangements or relationships involving ATK and its directors, executive officers, their immediate family members and entities with which they have a position or relationship, or 5% stockholders.

        Annually each director and executive officer completes a questionnaire that elicits information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she will be recommended for nomination by the Nominating and Governance Committee. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter. We maintain a master list of related persons, which various departments within ATK use to identify and monitor related person transactions.

        Our Nominating and Governance Committee annually reviews all transactions and relationships disclosed in the director questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director's independence. In addition to the annual review, the directors receive a written reminder prior to each regularly scheduled Board meeting to provide notice of any changes or proposed changes in their transactions or relationships since their last annual disclosure. Also, under our Corporate Governance Guidelines, directors must notify ATK's General Counsel before accepting a position on the board of directors of another entity. Our Audit Committee annually reviews all transactions and relationships (1) disclosed in the executive officer questionnaires and (2) involving 5% stockholders, and approves or ratifies, as applicable, any transactions with related persons. On an ongoing basis, our Office of General Counsel assesses identified transactions, arrangements and relationships in order to determine whether any action or disclosure is required. If the Office of General Counsel determines that action is required, the matter is submitted for consideration by the Nominating and Governance Committee or the Audit Committee, as applicable.

        The applicable committee considers the relevant facts and circumstances available to it regarding the matter, including the material facts as to the director's or officer's relationship to or interest in the transaction. The committee approves or ratifies, as the case may be, a transaction if it determines, in good faith, that the terms of the transaction are fair to ATK and that the transaction is in, or is not inconsistent with, the best interests of ATK and its stockholders.

        Any member of the Nominating and Governance Committee who has an interest in the matter under consideration must abstain from voting on the approval or ratification of the transaction, but may, if so requested by the Chair of the Nominating and Governance Committee, participate in all or some of the Nominating and Governance Committee's discussions of the transaction.

        Ronald R. Fogleman, one of our directors, provides consulting services to various entities, including AVOT, LLC, a manufacturer of precision mechanical, electro-mechanical and hydraulics products for defense and commercial customers. During fiscal year 2008, General Fogleman recommended that AVOT would be able to provide certain manufactured products for ATK. After a competitive bidding process conducted by ATK that included at least three other bidders, a contract valued at approximately $130,000 was awarded to AVOT. In connection with this contract, AVOT offered a success fee of $13,000 to General Fogleman. Pursuant to the procedures described above, the Nominating and Governance Committee ratified the transaction between AVOT and ATK and approved the payment by AVOT to General Fogleman. General Fogleman is a member of the Nominating and Governance Committee and, in accordance with ATK's policy, did not participate in the Committee's vote on this matter.

DIRECTOR COMPENSATION

Summary Compensation Information

        Only non-employee directors receive compensation for service on the Board of Directors. Effective January 1, 2008, the compensation paid to ATK's non-employee directors is as follows:

  •
  an award of restricted stock valued at $85,000 at the time of grant upon initial election to the Board and upon reelection at each subsequent annual meeting of stockholders;

  •
  an annual cash retainer of $62,500, with no additional fees paid for Board and committee meetings attended;

  •
  an annual cash retainer of $15,000 for the chair of the Audit Committee; and

  •
  an annual cash retainer of $10,000 for the chair of each of the Board's Personnel and Compensation Committee and Nominating and Governance Committee.

        Prior to January 1, 2008, the non-employee directors received an award of restricted stock valued at $75,000 upon reelection at the annual meeting of stockholders, an annual cash retainer of $50,000, a fee of $2,000 for each Board meeting attended and a fee of $1,500 for each committee meeting attended in person and for each committee meeting attended via teleconference that lasted longer than two hours.

        Directors who spend a significant part of a day on ATK business issues beyond the normal scope of board member responsibilities receive an additional $1,000 per diem payment, plus expenses. The per diem is paid at the discretion of the Chief Executive Officer. Non-employee directors are also reimbursed for tuition and related expenses for continuing director education courses and also are eligible to participate in the ATK Foundation's Matching Gift Program, which matches charitable donations by employees and non-employee directors up to $400 annually per person.

Non-Employee Director Restricted Stock Award and Stock Deferral Program

        Each non-employee director receives automatic awards of restricted common stock under the Non-Employee Director Restricted Stock Award and Stock Deferral Program under the Alliant

Techsystems Inc. 2005 Stock Incentive Plan upon first being elected to the Board of Directors and upon reelection at each subsequent annual meeting of stockholders. Beginning January 1, 2008, the stock awards will have a market value of $85,000, as determined by the closing market price of ATK common stock on the date of grant.

        Common stock issued under this program entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period, which we refer to as the restricted period, starting on the award date and ending on the earliest to occur of the following:

  •
  the first anniversary of the award date;

  •
  the retirement of the director from the Board in compliance with the Board's retirement policy as then in effect;

  •
  the termination of the director's service on the Board because of disability or death; or

  •
  the termination of the director's service on the Board following a change in control of ATK.

        Restricted stock is released to the director, free and clear of all restrictions, following the expiration of the restricted period. Shares of restricted stock granted in prior fiscal years had three-year vesting periods.

        The program permits the directors to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock. Directors who make a deferral election will have no rights as stockholders of ATK with respect to amounts credited to their deferred stock unit account. If cash dividends are paid on ATK common stock, ATK will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director's deferred stock unit account. Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director's deferral election, but no later than as soon as administratively feasible following the director's termination of Board service.

        If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares or deferred stock units, as applicable, for which the restricted period has not expired.

Deferred Fee Plan for Non-Employee Directors

        This plan permits a director to defer receipt of all or part of the director's cash retainer and fees. In general, directors must make elections to defer fees payable during any calendar year by the end of the preceding calendar year. Newly elected directors have up to 30 days to elect to defer future fees. A director can elect to have deferred amounts credited to either a "cash account" or a "share account" as phantom stock units (based upon the market price of ATK common stock). Cash accounts are credited with interest quarterly at the Company's one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on ATK common stock. Payment of deferred amounts is made in cash following the director's termination of Board service. Phantom stock units credited to share accounts are paid out based on the market price of ATK common stock at the time of payout. A director may elect to receive payments either in a lump sum or in up to 10 annual installments.

        Currently, five directors participate in this plan. The following table shows how those directors currently have their deferred fees credited and how many common stock units were credited to their share accounts as of March 31, 2008.

Name	Annual Retainer	Meeting Fees	Units as of March 31, 2008
Ronald R. Fogleman	Cash account—50% Share account—50%	Cash account—50% Share account—50%	N/A 1,239
Cynthia L. Lesher	Share account—100%	Fees Not Deferred	1,203
Roman Martinez IV	Share account—100%	Share account—100%	3,099
Michael T. Smith	Share account—100%	Share account—100%	9,879
William G. Van Dyke	Share account—100%	Share account—100%	4,741

Expense Reimbursement

        Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Indemnification Agreements

        ATK has indemnification agreements with our directors. These agreements require ATK to:

  •
  indemnify the directors to the fullest extent permitted by law;

  •
  advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

  •
  indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

  •
  cover directors under our directors' and officers' liability insurance.

Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards(2) ($)	Total ($)
Frances D. Cook	$66,125		$99,388	$165,513
Martin C. Faga	$68,625	(3)	$93,750	$162,375
Ronald R. Fogleman	$73,792	(3)	$100,917	$174,709
Cynthia L. Lesher	$69,458		$93,305	$162,763
Douglas L. Maine	$85,625		$93,292	$178,917
Roman Martinez IV	$65,625		$100,917	$166,542
Mark H. Ronald	$62,625		$105,985	$168,610
Michael T. Smith	$66,125		$99,388	$165,513
William G. Van Dyke	$80,625		$99,388	$180,013
Gilbert F. Decker	$25,212		$44,698	$69,910
Former Director

(1)
Mr. Decker retired from the Board on July 31, 2007, in accordance with his scheduled retirement date under ATK's Corporate Governance Guidelines.

(2)
This column shows the dollar amounts recognized in ATK's fiscal year 2008 financial statements for reporting purposes in accordance with SFAS 123(R). Amounts shown cover awards granted in fiscal year 2008 and in prior years. The amounts represent the compensation costs of restricted stock awards and grants of deferred stock units that are paid in shares of ATK common stock. (The amounts do not reflect the actual amounts that may be realized by the directors.) A discussion of the assumptions used in calculating these values may be found in Note 12 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

The following table shows the number of shares of restricted stock or deferred stock units granted to each non-employee director during the fiscal year ended March 31, 2008 and the full grant date fair value of each award under SFAS 123(R). No grant was made to Mr. Decker because he retired from the Board during the fiscal year. Generally, the full grant date fair value is the amount the Company expenses in its financial statements over the awards' vesting period. Assumptions made in the calculations of these amounts may be found in Note 12 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Name	Grant Date	Number of Shares of Stock or Units	Grant Date Fair Value of Stock Award
Frances D. Cook	7/31/2007	757	$75,026
Martin C. Faga	7/31/2007	757	$75,026
Ronald R. Fogleman	7/31/2007	757	$75,026
Cynthia L. Lesher	7/31/2007	757	$75,026
Douglas L. Maine	7/31/2007	757	$75,026
Roman Martinez IV	7/31/2007	757	$75,026
Mark H. Ronald	7/31/2007	757	$75,026
Michael T. Smith	7/31/2007	757	$75,026
William G. Van Dyke	7/31/2007	757	$75,026

  The aggregate numbers of shares of restricted ATK common stock and deferred stock units held by each non-employee director as of March 31, 2008 were as follows:

Name	Shares of Restricted Stock (#)	Deferred Stock Units (#)
Frances D. Cook	7,183	3,307
Martin C. Faga	757	0
Ronald R. Fogleman	0	4,219
Cynthia L. Lesher	778	1,689
Douglas L. Maine	2,411	0
Roman Martinez IV	0	4,219
Mark H. Ronald	757	0
Michael T. Smith	13,664	0
William G. Van Dyke	1,783	3,307
(3)
Includes per diem fees of $1,000 for each of Mr. Faga and Mr. Fogleman.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

        The overall objective of ATK's executive compensation program is the same as the goal for operating the Company—to create long-term stockholder value. The program is intended to provide a competitive compensation package to our executives in order to attract, motivate and retain a talented and diverse executive leadership group that is dedicated to the long-term interests of our stockholders.

        Both ATK's management and the Personnel and Compensation Committee of the Board (the "Committee") realize the importance of maintaining sound principles for the development and administration of compensation and benefit programs, while recognizing the concerns of stockholders with respect to executive compensation.

        Executive compensation decisions are based on three fundamental principles:

  1.
  Performance based—Executives' total compensation should vary depending on ATK's success in creating stockholder value through the achievement of financial objectives. ATK pays above market compensation when maximum performance goals are achieved and significantly less compensation when the Company's results are less than maximum performance. All long-term compensation is dependent on meeting performance goals that drive stockholder value.

  2.
  Competitive—ATK must offer a competitive total compensation package to our executives in order to attract and retain a talented and diverse executive leadership group. To ensure we remain competitive, ATK conducts a market analysis for both direct and indirect compensation.

  •
  In prior years, the target level of total direct compensation (base salary, annual incentive, and long-term incentives) for our executive officers was benchmarked to the 50th percentile compensation levels of the companies in our peer group, as previously disclosed. Beginning with fiscal year 2009 compensation, total direct compensation levels were benchmarked against published general industry survey data, as described in more detail below.

  •
  Indirect compensation programs (benefits) are evaluated separately from direct compensation through the Company's regular benefit review and benchmarking process. For all employees, ATK targets the total benefit package to be at the 50th percentile of the aerospace and defense industry.

  3.
  Aligned with stockholder interests—ATK will achieve the best results when its executives act and are rewarded as owners in the business.

  •
  A significant portion of an executive's total direct compensation is equity-based through long-term incentives.

  •
  ATK has established specific stock ownership guidelines for its executives based on a competitive analysis of the aerospace and defense industry peer group described below.

Determination of Compensation

        The Personnel and Compensation Committee of the Board of Directors consists entirely of independent directors and is responsible for setting our compensation policies. For the executive officers, the Committee sets each component of compensation based on program design recommendations developed by Towers Perrin, an independent professional compensation consultant, with the assistance of ATK's Senior Vice President, Human Resources and Administrative Services. The Committee believes it is important that the compensation consultant maintains independence relative to providing counsel and advice to the Committee and, therefore, the Committee made the decision to retain Towers Perrin and Towers Perrin does not provide any other services to the Company.

        Each year, before the Committee approves the compensation for the executive officers for the following fiscal year, we review our executive compensation program to (1) assess ongoing market competitiveness and (2) consider both Company and individual performance. For our fiscal year 2008 review, the Committee worked with Towers Perrin and ATK's management to evaluate our executive compensation program in light of current industry trends and analyze individual compensation levels compared to the external market.

        The Committee uses market survey data in setting executive compensation levels. As part of our analysis, we used published general industry survey data (excluding the financial services, energy services, and healthcare industries and any companies with revenues of less than $1 billion or greater than $20 billion) from the Towers Perrin database. The selected data were then regressed to ATK's projected fiscal year 2009 revenue size. We have determined that this approach provides a significant sample size and is consistent with our approach for benchmarking all of our executive positions.

        For each executive officer position, we use the competitive market data to establish a targeted level of total direct compensation (base salary, annual incentive, and long-term incentives). ATK's CEO then makes recommendations to the Committee on the pay levels for officers (other than himself) based on the market data provided by the compensation consultant and the CEO's assessment of the officer's performance. The Committee retains discretion to make adjustments such that the compensation of individual executive officers may be above or below the market level. The levels of compensation for ATK's CEO are determined solely by the Committee, with assistance and guidance from the Committee's consultant.

        The Committee uses an industry peer group for the purposes of analyzing performance results and determining other key elements of executive compensation. The peer group is an aerospace and defense industry group consisting of the following 21 companies:

AAR Corp. BE Aerospace, Inc. The Boeing Company CAE Inc. Curtiss-Wright Corporation DRS Technologies, Inc. Dyncorp International Inc. General Dynamics Corporation	Goodrich Corporation Hexcel Corporation Honeywell International Inc. L-3 Communications Holdings, Inc. Lockheed Martin Corporation Moog Inc. Northrop Grumman Corporation	Precision Castparts Corp. Raytheon Company Rockwell Collins, Inc. Spirit AeroSystems Holdings, Inc. Teledyne Technologies Incorporated United Technologies Corporation

        The goal setting process begins by the CEO developing goals which will achieve aggressive growth, continuous margin improvement and efficient use of capital and will generate significant stockholder value. The CEO then works with management to design internal strategic business plans to achieve both the recommended short-term and long-term goals. These goals and plans are presented to ATK's Board of Directors for discussion and approval. The Committee considers the strategic business goals as presented to the Board of Directors when approving the performance goals for the executive officer annual and long-term incentive compensation.

Elements of ATK's Executive Compensation Program

        The compensation program for our executive officers consists of the following elements:

  •
  Direct Compensation

  •
  Base salary

  •
  Annual incentive

  •
  Long-term incentive

  •
  Perquisites

  •
  Indirect Compensation (Benefits)

  •
  Health and welfare

  •
  Retirement

  •
  Severance

        The various elements provide flexibility in designing an executive compensation package and allow the Committee to focus executive officers' efforts on both short-term and long-term business objectives. Prior to the beginning of the fiscal year, the Committee meets at a regularly scheduled meeting to establish base salary and annual and long-term incentive compensation levels for ATK's executive officers for the following fiscal year. At that same meeting, the Committee also sets the performance goals for annual and long-term incentive compensation and grants equity awards, a primary component of long-term compensation. The Committee approves all grants of equity awards to executive officers, and ATK does not backdate, reprice or grant equity awards retroactively. Payments of equity and cash compensation are audited for conformity to amounts authorized by the Committee and for compliance with applicable processes and procedures.

Base Salaries

        Base salaries are paid for sustained individual performance. The base salary component of our executive compensation program is the least variable relative to Company performance. The base salary levels for our executive officers are targeted to the 50th percentile of the companies in our market analysis.

        The Committee conducted its annual review of our executive officers' base salaries at the Committee's March 2008 meeting. The Committee approved a base salary increase effective April 1, 2008 (the first day of ATK's fiscal year 2009) for all executive officers listed in the Summary Compensation Table. The decision to give each executive officer a base salary increase and the amount of that increase was made by considering competitive salary levels for executive officers in similar positions as shown by the results of our market analysis, the officer's specific responsibilities and experience, and recommendations on individual performance made by our CEO for each officer other than himself. Salary increases for the named executive officers other than the CEO ranged from 5% to 12%. The larger increases were driven primarily by the spread between individual pay and the market median. The CEO's salary increase was 5%. The Committee approved the 5% salary increase for the CEO based on the market data provided for the position.

Annual Incentive Compensation

        The primary purpose of the annual incentive is to motivate and reward executives for their contributions to ATK's performance by making a large portion of their cash compensation variable and dependent upon annual Company and business group financial goals and individual performance. In general, at the maximum performance level, the amount of the annual incentive payment ranges from 60 - 65% of total annual cash compensation for the CEO and 50 - 55% of total annual cash compensation for other executive officers.

        Actions Taken For Fiscal Year 2008.    Annual incentive compensation for the fiscal year ended March 31, 2008 was paid under ATK's Executive Officer Incentive Plan, a cash-based pay-for-performance plan. Prior to the beginning of the fiscal year, the Committee set the annual incentive performance goals for the fiscal year ending March 31, 2008 at the corporate level to be fully diluted earnings per share (EPS), sales and free cash flow. The specific financial metrics established for the business groups for fiscal year 2008 were earnings before interest and taxes (EBIT), sales and free cash flow. "Free cash flow" was defined to be cash provided from operations less capital expenditures plus asset sales. The threshold level of performance established for each objective was set at the Company's actual performance for the prior fiscal year. The maximum level of performance established for each objective was set based on the Company's financial goals for fiscal year 2008 and was within the range of the Company's financial guidance for fiscal year 2008, as publicly disclosed at the time the goals were established.

        In May 2008, the Committee evaluated the Company's performance on each of the performance goals for the fiscal year ended March 31, 2008. Based on the final results, ATK and all business groups exceeded maximum performance levels. The overall Company results were:

	Maximum Performance Goal	Actual Performance
ATK EPS	$6.00	$6.32
ATK Sales (in millions)	$3,850	$4,171.7
ATK Free Cash Flow (in millions)	$260	$282.4

        The Committee has the ability to adjust an officer's payment upward (unless the officer is covered by Section 162(m) of the Internal Revenue Code) or downward based on individual performance. While the Committee determines and approves all annual incentive awards and payments for the executive officers, it considers the CEO's assessment of the individual performance of each of the executive officers other than himself. No adjustments were made for any of the executive officers named in this proxy statement. The amounts of the incentive payments for fiscal year 2008 are disclosed in the Summary Compensation Table in this proxy statement.

        Actions Taken For Fiscal Year 2009.    In March 2008, the Committee set the performance goals for the annual incentive program for the fiscal year ending March 31, 2009 under ATK's Executive Officer Incentive Plan. The Committee continued to believe that at the corporate level the appropriate performance measures are fully diluted earnings per share (EPS), sales and free cash flow. At the corporate level, the performance goals were weighted 50% on ATK's EPS, 25% on ATK's cash flow and 25% on ATK's sales. The performance goals for EPS and sales were set assuming growth rates ranging from 10% to 16% and 3% to 9%, respectively, for the threshold and maximum performance levels. Free cash flow was set at the same value as the fiscal year 2008 goal for the maximum performance level. The specific performance goals for the target level of achievement are considered by the Committee and management to be challenging but achievable. The target and maximum performance levels for each of the performance goals were within the ranges of our financial guidance for fiscal year 2009 as publicly disclosed at the time the goals were established. However, ATK is not providing any guidance, nor updating any prior guidance of its future performance, by reference to these ranges.

        The performance goals for presidents of ATK's business groups were weighted 30% on ATK's EPS and 70% on the business group's performance. The specific financial metrics established for the business groups for fiscal year 2009 were earnings before interest and taxes (EBIT), sales and free cash flow. Weightings of the financial metrics for the business groups were assigned as required to support the strategy of the individual business group. "Free cash flow" was defined to be cash provided from operations less capital expenditures plus asset sales.

        When setting the goals, the Committee also specified that in determining and calculating the performance results at the end of the fiscal year, adjustments will be made to eliminate the negative or positive effects of changes in accounting principles or other laws or provisions affecting reported results; debt restructuring; restructuring costs related to business rationalization; and the acquisition of the Information Systems and Geospatial Information Services businesses from MacDonald, Dettwiler and Associates Ltd. (MDA); and any gains or losses from strategic acquisitions or dispositions of businesses or assets, approved by the Board of Directors, other than the MDA acquisition.

        At the same meeting, as part of the annual review of individual executive officer compensation levels, the Committee reviewed and established the annual incentive payment opportunity (expressed as a percentage of base salary) for maximum performance for each named executive officer. This percentage is the maximum an executive officer can earn. Based on the market analysis of executive officer compensation, the percentage for each named executive officer remained the same as for fiscal year 2008, except for Mr. Murphy. Mr. Murphy's fiscal year 2009 annual incentive payment opportunity for maximum performance was raised from 180% of base salary to 200% of base salary, based on the market data collected for this position. The annual incentive payment opportunity at each level of performance for each named executive officer for the fiscal year ending March 31, 2009 is shown in the "Grants of Plan-Based Awards" table in this proxy statement.

Long-Term Incentive Compensation

        Long-term incentive compensation is paid for the creation of long-term stockholder value through the achievement of financial objectives. We use a portfolio approach to designing our long-term incentive program which may include any number of equity-based awards (e.g., stock options, performance shares, restricted stock) and/or cash. In general, at maximum performance, the value of long-term incentive awards ranges from 65 - 70% of total direct compensation for the CEO and 45 - 60% for other executive officers.

        Actions Taken During Fiscal Year 2008.    In 2006, we granted a performance share award to support a special cost reduction incentive being driven by ATK's CEO. The payment of shares depended on ATK's achievement, at any time during the fiscal year 2007 - 2012 performance period, of a specified performance goal relating to the impact to ATK's income before taxes, as measured and calculated by supply chain management savings. The performance goal was the achievement of $50 million in supply chain savings. ATK would pay the performance shares as soon as practicable after the Committee determines, in its sole discretion and during or following the completion of the performance period, whether ATK has achieved the performance goal.

        Commencing with the beginning of the performance period, ATK conducted a quarterly audit to monitor progress towards the performance goal. During the fourth quarter of ATK's fiscal year 2008, performance results supported achievement of the goal. The Committee reviewed the audit process and all audited results and, on March 31, 2008, determined the goal had been achieved. Actual performance was $60 million in supply chain savings. The payout of the performance shares is shown in the "Option Exercises and Stock Vested" table in this proxy statement.

        Actions Taken For Fiscal Year 2009.    In March 2008, the Committee approved a long-term incentive award for ATK's executive officers for the fiscal year 2009 - 2011 performance period. At the time of the approval of this award, the Committee approved a modification to our long-term incentive program such that 60% of the value of the award would be paid in shares of ATK common stock and 40% of the award would be paid in cash, subject to the achievement of the performance goals. The cash portion of the performance award reflects the Company's commitment to our stockholders and takes into consideration the views of some of their advisors, such as ISS Governance Services, to reduce our stock usage, as described in ATK's 2007 proxy statement. The equity portion of performance awards may be settled only in shares in accordance with the Company's accounting for equity awards under SFAS 123(R).

        In March 2008, the Committee approved the size of each executive officer's long-term incentive award opportunity based on the results of the market analysis conducted as part of the annual compensation review. The amounts of the awards are included in the "Grants of Plan-Based Awards" table in this proxy statement.

        In addition to the approval of the long-term incentive award levels, the Committee also approved the performance goals of (a) specified earnings-per-share and sales goals for fiscal year 2011 and (b) a specified average year-end after-tax return-on-invested-capital (ROIC) goal for the three-year fiscal 2009-2011 performance period. Any payment of the long-term incentive award is reduced incrementally to the extent the ROIC goal is not achieved. These performance goals were selected to focus our executives on key factors that create stockholder value over time.

        The Committee set the specified average year-end ROIC goal for the three-year performance period at 12%. The Committee set threshold, target and maximum performance levels for each of the EPS and sales goals assuming three-year average annual growth rates ranging from 10% to 15.3% and 8% to 13.2%, respectively, for the threshold and maximum performance levels. The specific goals for the target level of achievement of performance for both the fiscal year 2011 EPS and sales goals are considered by the Committee and management to be challenging but achievable.

        The above performance goals are not a prediction of how ATK will perform during fiscal years 2009 through 2011. The purpose of the goals, which were approved by the Committee in March 2008, is to establish a method for determining the payment of long-term incentive compensation. ATK is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these performance goals, and you are cautioned not to rely on these performance goals as a prediction of ATK's future performance.

        Actual performance will be measured following the end of the performance period. All measures will be determined and calculated to eliminate the negative or positive effect of changes in accounting principles or other laws or provisions affecting reported results.

Perquisites

        To ensure that ATK delivers a competitive total compensation package to our executives, we provide standard executive perquisites. The Committee's compensation consultant periodically reviews these perquisites to compare them against market practices. Perquisites represent significantly less than 5% of any executive's total direct compensation. These perquisites may include:

  •
  Financial planning services

  •
  Perquisite Allowance

  •
  Executive disability

  •
  Executive health exams

  •
  Umbrella liability insurance program

  •
  Reimbursement for spousal travel expenses for certain ATK sponsored events

        All perquisites paid to our named executive officers are disclosed in the Summary Compensation Table under the "Other Compensation" column.

Benefits

        To ensure we provide a competitive total compensation program and support our efforts to attract and retain key executive talent, ATK also provides indirect compensation, such as health and welfare benefits and retirement benefits. ATK's benefits programs offer flexibility and choice. Under our benefit programs, employees have the opportunity to choose which benefits fit their personal family and financial needs.

        Health & Welfare Benefits.    Our executive officers participate in the same health and welfare programs as all other ATK employees.

        Retirement Benefits.    In general, our executive officers participate in the standard employee retirement programs. In specific cases, when ATK needs to bring in key executive talent, we may adjust the standard retirement benefits, consistent with our compensation philosophy, in order to recognize valuable experience that an executive obtained in a prior career and now brings to ATK.

        Nonqualified Deferred Compensation.    We offer a nonqualified deferred compensation plan as a tool for our key employees to plan for their financial future. This plan is designed to allow for retirement savings above the limits imposed by the Internal Revenue Service for 401(k) plans on a tax-deferred basis. In general, beyond the potential for a small 401(k) make-up match, which would be included in the Summary Compensation Table, amounts credited to an employee's account under the plan reflect the employee's voluntary deferral of compensation. All accounts are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more investment alternatives selected by the participant under the terms of the plan. Balances in the deferred compensation plan reflect amounts that have accumulated over time and directly relate to participants' tenure with the Company, participants' deemed investment choices and individual decisions regarding the level of savings over time.

        Severance.    From time to time, we need to offer an executive officer a severance package in connection with a termination of employment. Generally, the package is aligned with the benefits outlined in ATK's Executive Severance Plan. In certain circumstances, we may offer additional severance benefits to facilitate successful organizational transitions. The Executive Severance Plan is regularly benchmarked against the market to ensure the benefits offered are competitive. Payments made under this plan are described below under the heading "Potential Payments Upon Termination or Change in Control."

        Change-in-Control.    Executive officers participate in our Income Security Plan, which provides for severance payments under certain circumstances following a change-in-control of the Company. We believe this plan helps ensure that our officers will remain focused on the best interests of our stockholders during periods of uncertainty regarding the officers' future employment prospects. Payments under this plan are not triggered solely by a change-in-control, but rather by termination of employment (that meets certain conditions specified in the plan) following a change-in-control. This plan has been reviewed against market competitive practices for such plans. The features of the plan and participation are regularly reviewed and approved by the Personnel and Compensation Committee. Payments made under this plan are described below under the heading "Potential Payments Upon Termination or Change in Control."

Compensation Outside the Standard Program

        In certain circumstances, such as hiring a new executive, we may provide compensation outside our standard executive compensation program.

        When we offer employment to a new executive, we follow the guidelines in our executive compensation philosophy, unless individual circumstances, combined with competitive market practices, require us to include additional compensation (e.g., signing bonus or special equity grant) to attract and retain the executive talent we need. In general, we do not pay our executives additional compensation for special projects or program results. We believe that we provide a fair and competitive total compensation package to our executives for delivering business results that are expected and subsumed under our pay-for-performance philosophy.

Stock Ownership Guidelines

        We believe it is important that the interests of our executive officers are closely aligned with our stockholders. To support this philosophy, we have established stock ownership guidelines. Stock ownership is reported periodically to the Personnel and Compensation Committee and failure to meet the guidelines within the allotted period of time may impact future grants of stock awards to an executive. The guidelines establish target levels of common stock ownership as follows:

Position	Guideline
Chairman and Chief Executive Officer	50,000 shares
Chief Financial Officer	16,000 shares
Senior Vice Presidents	12,000 shares
Other Corporate Officers	6,000 - 9,000 shares

        New executives are given four years to meet the ownership requirements. Shares of ATK common stock owned outright, restricted stock awarded to officers, stock held in the Company's 401(k) plan, and phantom stock units or deferred stock units held in the Company's nonqualified deferred compensation plan count towards an executive's plan to meet the ownership guidelines.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established objective performance criteria and must be pursuant to a plan that has been approved by the Company's stockholders. The Company's 2005 Stock Incentive Plan and Executive Officer Incentive Plan were approved by our stockholders and include provisions necessary to grant awards and make payments that satisfy the performance-based exception under Section 162(m).

        Compensation decisions for our executive officers were made with consideration of the implications of Section 162(m). While the Committee intends to structure arrangements in a manner that preserves deductibility under Section 162(m), the Committee may decide to pay amounts outside of our stockholder approved plans that are nondeductible if it determines that such payments are consistent with our pay-for-performance philosophy and are in the best interests of the Company.

COMPENSATION COMMITTEE REPORT

        The Personnel and Compensation Committee of the Board of Directors has reviewed and discussed with ATK's management the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Personnel and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into ATK's annual report on Form 10-K.

        This report is provided by the Personnel and Compensation Committee:

  William G. Van Dyke, Chair
  Martin C. Faga
  Cynthia L. Lesher
  Douglas L. Maine
  Michael T. Smith

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year (1)	Salary ($)(2)		Bonus ($)(3)	Stock Awards ($)(4)		Option Awards ($)(5)		Non-Equity Incentive Plan Compensation ($)(6)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)		All Other Compensation ($)(8)		Total ($)
Daniel J. Murphy Chairman & Chief Executive Officer	FY08 FY07	$ $	857,000 800,800	$0 $0	$ $	4,290,515 5,357,427	$ $	317,222 786,708	$ $	1,735,433 1,281,280	$ $	3,163,834 2,413,488	$ $	91,373 62,802	$ $	10,455,377 10,702,505
John L. Shroyer Senior Vice President & Chief Financial Officer	FY08 FY07	$ $	382,211 356,731	$0 $0	$ $	689,541 611,858	$ $	31,722 59,722	$ $	494,500 385,000	$ $	68,558 52,810	$ $	44,129 52,225	$ $	1,710,661 1,518,346
John J. Cronin(9) Senior Vice President & President Mission Systems	FY08 FY07		$375,000 N/A	$0 N/A		$649,125 N/A		$113,920 N/A		$442,167 N/A		$65,842 N/A		$70,007 N/A		$1,716,061 N/A
Mark W. DeYoung Senior Vice President & President Armament Systems	FY08 FY07	$ $	382,211 356,731	$0 $0	$ $	645,766 1,259,804	$ $	95,167 168,339	$ $	442,167 385,000	$ $	311,638 245,750	$ $	127,185 32,080	$ $	2,004,134 2,447,704
Ronald D. Dittemore Senior Vice President & President Launch Systems	FY08 FY07	$ $	382,211 356,731	$0 $0	$ $	761,944 1,117,209	$ $	95,167 191,828	$ $	442,167 385,000	$ $	77,830 57,894	$ $	44,691 44,498	$ $	1,804,010 2,153,160

(1)
The years reported are ATK's fiscal years ended March 31.

(2)
Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK's 401(k) Plan or Nonqualified Deferred Compensation Plan. Also includes payments to executive officers in the amounts specified as follows for vacation sold under ATK's vacation buy/sell benefit program: Mr. Shroyer, $7,211; Mr. DeYoung, $7,211; and Mr. Dittemore, $7,211.

(3)
Bonuses based on ATK's achievement of specified performance targets are reported in the Non-Equity Incentive Plan Compensation column.

(4)
This column shows the dollar amounts recognized in ATK's fiscal year 2008 financial statements for reporting purposes in accordance with SFAS 123(R). Amounts shown cover awards granted in fiscal year 2008 and in prior years. The amounts represent the compensation costs of outstanding performance awards that are paid in shares of ATK common stock and, for Mr. Dittemore, the amount also includes the compensation costs of restricted stock awards. (The amounts do not reflect the actual amounts that may be paid to or realized by the executive officers.) A discussion of the assumptions used in calculating these values may be found in Note 12 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

(5)
This column shows the dollar amounts recognized in ATK's fiscal year 2008 financial statements for reporting purposes in accordance with SFAS 123(R). The amounts represent the compensation costs of outstanding stock options, which were granted in prior fiscal years. (The amounts do not reflect the actual amounts that may be realized by the executive officers.) A discussion of the assumptions used in calculating these values may be found in Note 12 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

(6)
These amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2008 as follows: Mr. Murphy, $1,542,600; Mr. Shroyer, $450,000; Mr. Cronin, $412,500; Mr. DeYoung, $412,500; and Mr. Dittemore, $412,500. The annual incentive compensation program and the payments are described in the Compensation Discussion and Analysis in this proxy statement. The amounts also include the dollar amounts recognized in ATK's fiscal year 2008 financial statements for reporting purposes with respect to the compensation costs of outstanding long-term cash incentive awards. (The amounts do not reflect the actual amounts that may be paid to the executive officers.) Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK's 401(k) Plan or Nonqualified Deferred Compensation Plan.

(7)
The amounts in this column represent the aggregate change in the actuarial present value of the officer's accumulated retirement benefits under the Alliant Techsystems Inc. Retirement Plan and the Alliant Techsystems Supplemental Executive Retirement Plan. The amounts for fiscal year 2007 were measured as of December 31, 2006. Effective April 1, 2007, ATK changed its measurement date for accounting purposes from December 31 to March 31. As a result, the amounts for fiscal year 2008 were measured as of March 31, 2008, and the net increase in the present value of accrued benefits has been pro-rated by 12/15ths to account for 15 months of benefit growth from the prior fiscal year's information. See the Pension Benefits table that follows for additional information. No above-market or preferential earnings on any nonqualified deferred compensation was paid to the officers during the last fiscal year and, accordingly, no such amounts are reflected above.

(8)
The table below shows the components of this column, which include perquisites, tax gross-ups, life insurance premiums paid by the Company for the benefit of the executive officer, and Company matching contributions to ATK's defined contribution plans. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Financial Planning		Relocation		Tax Gross-Ups	Perquisite Allowance (1)	Life Insurance Premium	Disability Insurance Premium	Liability Insurance Premium	Other Perquisites (2)	401(k) Plan Match or Make-up Match
Murphy	$20,000	(3)	0		$14,903	$30,000	$844	$4,217	$2,800	$3,676	$14,933
Shroyer	$11,124		0		$5,405	$15,000	0	$2,117	$1,350	$2,089	$7,044
Cronin	$10,504		$25,857		$6,390	$12,000	0	$3,428	$1,350	$170	$10,308
DeYoung	$10,958		$83,755	(4)	$16,349	$12,000	0	$2,666	$1,350	$107	0
Dittemore	$10,670		0		$8,033	$12,000	0	$3,340	$1,350	$29	$9,269

  (1)
  The perquisite allowance replaces the car allowance, which was previously provided by ATK. The allowance is not a reimbursement for perquisites. Instead, the annual amount is paid in cash in monthly installments. Accordingly, executive officers have flexibility in determining how to spend their perquisite dollars and are not required to report how the amounts are used.

  (2)
  "Other" perquisites consist of executive annual physical examination, gifts, entertainment, and meals for spouses in attendance at a business-related function.

  (3)
  This amount includes a $5,000 payment for financial planning services for the prior fiscal year that was not paid until fiscal year 2008.

  (4)
  This amount includes ordinary relocation and moving expenses of $62,096 and travel, car rental and lodging expenses that are related to the relocation of the headquarters of Mr. DeYoung's business group.

(9)
This is the first year Mr. Cronin has appeared in ATK's proxy statement.

Employment Agreement with Daniel J. Murphy

        On January 21, 2004, ATK entered into an employment agreement with Mr. Murphy. After March 31, 2007, the term of Mr. Murphy's employment as Chairman and Chief Executive Officer automatically extends annually for a one-year period if neither party objects. An automatic extension occurred on March 31, 2008 and may occur one additional time. The final expiration date, considering the potential automatic renewal, is March 31, 2010.

        The employment arrangement with Mr. Murphy provides for an initial annual base salary of $700,000 and an annual incentive bonus of (a) $500,000 if ATK achieves performance goals determined by the Personnel and Compensation Committee of the Board of Directors or (b) $1,000,000 if ATK achieves a level of performance defined by the Personnel and Compensation Committee to be "outstanding." These salary and annual bonus levels are subject to review by the Board from time to time but not less than once a year after January 1, 2005. In addition, among other benefits, the agreement provides for (a) participation in long-term performance incentive programs (such as performance share and stock option incentives); (b) participation in employee benefit plans;

(c) reimbursement for certain expenditures under ATK's flexible perquisite program; (d) financial counseling reimbursement up to $15,000 per year; and (e) at termination, relocation from his home in the Minneapolis, Minnesota area to his place of choosing in the continental United States.

        Additional information regarding payments that may be made to Mr. Murphy upon termination of employment is described below under the headings "Pension Benefits" and "Potential Payments Upon Termination or Change in Control."

GRANTS OF PLAN-BASED AWARDS

        The following table summarizes the grants of equity and non-equity plan-based awards made to the executive officers named in the Summary Compensation Table during the fiscal year ended March 31, 2008. During the last fiscal year, the Company did not grant any restricted stock or stock option awards to the officers named below and, therefore, has omitted the corresponding columns. The non-equity awards were granted under our Executive Officer Incentive Plan, which was approved by stockholders in 2006, and the equity awards were granted under our amended and restated 2005 Stock Incentive Plan, which was approved by stockholders in 2007.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards
												Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date(1)	Incentive Award Type	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Daniel J. Murphy	03/10/2008 03/10/2008 03/10/2008	Annual(2) Long-Term Cash(3) Long-Term Stock(4)	$ $	450,000 1,000,000	$ $	900,000 2,000,000	$ $	1,800,000 2,500,000	13,638	27,275	34,094	$1,373,756
John L. Shroyer	03/10/2008 03/10/2008 03/10/2008	Annual(2) Long-Term Cash(3) Long-Term Stock(4)	$ $	126,000 231,000	$ $	252,000 462,000	$ $	504,000 577,500	3,150	6,300	7,875	$317,300
John J. Cronin	03/10/2008 03/10/2008 03/10/2008	Annual(2) Long-Term Cash(3) Long-Term Stock(4)	$ $	115,500 160,050	$ $	231,000 320,100	$ $	462,000 400,125	2,183	4,365	5,456	$219,894
Mark W. DeYoung	03/10/2008 03/10/2008 03/10/2008	Annual(2) Long-Term Cash(3) Long-Term Stock(4)	$ $	115,500 160,050	$ $	231,000 320,100	$ $	462,000 400,125	2,183	4,365	5,456	$219,894
Ronald D. Dittemore	03/10/2008 03/10/2008 03/10/2008	Annual(2) Long-Term Cash(3) Long-Term Stock(4)	$ $	108,625 143,000	$ $	217,250 286,000	$ $	434,500 357,500	1,950	3,900	4,875	$196,424

(1)
The grant date is the date the Personnel and Compensation Committee of the Board of Directors met.

(2)
The amounts for each officer reflect the potential cash payout for the fiscal year 2009 annual incentive program if all performance measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2009. The material terms of the award are described above in the Compensation Discussion and Analysis under the subheading "Annual Incentive Compensation—Actions Taken For Fiscal Year 2009."

(3)
The amounts for each officer reflect the potential cash payout for the fiscal year 2009-2011 performance period if all performance measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2011. The material terms of the award are described above in the Compensation Discussion and Analysis under the subheading "Long-Term Incentive Compensation—Actions Taken For Fiscal Year 2009."

(4)
Each column shows the number of shares of common stock that may be paid out for the fiscal year 2009-2011 performance period if all performance measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2011. The material terms of the award are described above in the Compensation Discussion and Analysis under the subheading "Long-Term Incentive Compensation—Actions Taken For Fiscal Year 2009."

(5)
This column shows the full grant date fair value of the equity awards (performance shares) under SFAS 123(R). Generally, the full grant date fair value is the amount the Company could expense in its financial statements over the awards' performance period assuming performance at threshold. Assumptions made in the calculations of these amounts may be found in Note 12 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Grant Date or Performance Period (1)(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Daniel J. Murphy	01/22/2002 01/21/2003 01/20/2004 01/31/2005	10,500 30,000 75,000 50,000		47.75 59.12 57.43 66.58	01/22/2012 01/21/2013 01/20/2011 01/31/2012	4/1/2006 - 3/31/2009 4/1/2007 - 3/31/2010 4/1/2008 - 3/31/2011			50,000 48,750 34,094	5,176,500 5,047,088 3,529,752
John L. Shroyer	01/22/2002 01/21/2003 01/20/2004 01/31/2005	1,000 6,500 4,000 5,000		47.75 59.12 57.43 66.58	01/22/2012 01/21/2013 01/20/2011 01/31/2012	4/1/2006 - 3/31/2009 4/1/2007 - 3/31/2010 4/1/2008 - 3/31/2011			7,500 11,250 7,875	776,475 1,164,713 815,299
John J. Cronin	04/05/2006		12,000	78.33	04/05/2013	4/1/2006 - 3/31/2009 4/1/2007 - 3/31/2010 4/1/2008 - 3/31/2011			7,500 7,500 5,456	776,475 776,475 564,860
Mark W. DeYoung	01/31/2005	15,000		66.58	01/31/2012	4/1/2006 - 3/31/2009 4/1/2007 - 3/31/2010 4/1/2008 - 3/31/2011			7,500 7,500 5,456	776,475 776,475 564,860
Ronald D. Dittemore	08/18/2003 01/20/2004 01/31/2005	8,000 10,000 15,000		51.97 57.43 66.58	08/18/2013 01/20/2011 01/31/2012	5/03/2005 10/31/2005 4/1/2006 - 3/31/2009 4/1/2007 - 3/31/2010 4/1/2008 - 3/31/2011	2,000 5,000	207,060 517,650	7,500 7,500 4,875	776,475 776,475 504,709

(1)
For better understanding of this table, we have included additional columns showing the grant date of stock options and restricted stock and the associated performance period for the performance share awards.

(2)
Stock options granted in 2002 and 2003 vest in three equal annual installments beginning on the first anniversary of the grant date. Stock options granted in 2004, 2005 and 2006 vest on the third anniversary of the grant date.

(3)
This table does not include certain performance share awards granted in 2006 that were earned during the Company's fiscal quarter ended March 31, 2008. These awards are shown in the Option Exercises and Stock Vested table in this proxy statement.

(4)
Restricted stock awards vest in full three years after the grant date, except for the grant made to Mr. Dittemore on October 31, 2005, which vests in full five years after the grant date.

(5)
The amounts in this column were calculated using a per share value of $103.53, the closing market price of ATK common stock on March 31, 2008, the last business day of the fiscal year.

(6)
The amounts shown reflect the maximum payout of the performance shares possible based on achievement of the highest level of performance. Actual payouts will be based on the level of achievement of specified performance goals. The vesting and payout of any performance shares for the performance period ending March 31, 2009 will be determined after the fiscal year ending March 31, 2009. The vesting and payout of any performance shares for the performance period ending March 31, 2010 will be determined after the fiscal year ending March 31, 2010. The vesting and payout of any performance shares for the performance period ending March 31, 2011 will be determined after the fiscal year ending March 31, 2011.

(7)
The amounts in this column were calculated using a per share value of $103.53, the closing market price of ATK common stock on March 31, 2008, the last business day of the fiscal year, and assuming the maximum payout of the performance shares based on achievement of the highest level of performance.

OPTION EXERCISES AND STOCK VESTED

        The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercises of stock options and vesting of restricted stock during the fiscal year ended March 31, 2008 and the payout of performance shares that were earned during the fiscal year ended March 31, 2008.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Daniel J. Murphy					40,000	$4,141,200
John L. Shroyer					6,000	$621,180
John J. Cronin					6,000	$621,180
Mark W. DeYoung	5,000 10,000	(3) (3)	$ $	200,527 417,954	6,000	$621,180
Ronald D. Dittemore					6,000	$621,180

(1)
These shares reflect a payment of performance shares which vested on March 31, 2008 upon confirmation by the Personnel and Compensation Committee that the performance goal had been achieved, as described in the Compensation Discussion and Analysis under the subheading "Long-Term Incentive Compensation—Actions Taken During Fiscal Year 2008."

(2)
The value realized was determined by multiplying the number of vested shares by the closing market price of a share of ATK common stock on March 31, 2008, the vesting date, which was $103.53. The Company withheld shares of ATK common stock from the amounts shown for each officer having a value equal to the applicable tax withholding requirement. Mr. Shroyer deferred payment of 50% of his shares. As a result of the deferral, and in lieu of payment of the shares, his account under ATK's Nonqualified Deferred Compensation Plan was credited with 2,956 deferred stock units. The number of units credited to his account was determined on a one-for-one basis equal to the number of shares that would otherwise have been paid, reduced by the number of shares having a value equal to ATK's Medicare tax withholding obligation as a result of the deferral of payment of the shares. The deferred stock units will be settled 100% in ATK common stock following Mr. Shroyer's termination of employment or such other date specified by Mr. Shroyer under the terms of the Nonqualified Deferred Compensation Plan.

(3)
The following outlines the number of options and market price of Mr. DeYoung's stock option exercises in fiscal year 2008:

Grant Date	Number of Options	Exercise Date	Exercise Price	Market Price	Amount Realized
1/21/2003	5,000	05/16/2007	$59.12	$99.2254	$200,527
1/20/2004	10,000	05/16/2007	$57.43	$99.2254	$417,954

PENSION BENEFITS

        ATK maintains various tax-qualified defined benefit retirement plans covering most employees. The plans were closed to new participants as of January 1, 2007 (except for certain employees covered by collective bargaining agreements). These qualified defined benefit plans are funded by employer contributions. Currently, all of the named executive officers participate in the Alliant Techsystems Inc. Pension and Retirement Plan (the "ATK Retirement Plan").

        The Internal Revenue Code limits the benefits that may be paid from our tax-qualified plan. The Alliant Techsystems Inc. Supplemental Executive Retirement Plan (the "ATK SERP") was established to provide benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the ATK Nonqualified Deferred Compensation Plan. A grantor trust was established under which certain funds have been set aside to satisfy some of the obligations under the ATK SERP. If the funds in the trust are insufficient to pay amounts payable under the ATK SERP, the Company will pay the deficiency. Mr. Murphy's employment agreement provides for additional retirement benefits payable from the ATK SERP, beyond just those restored due to the IRS qualified plan limitations or by participation in the ATK Nonqualified Deferred Compensation Plan. Mr. Cronin also has additional retirement benefits payable from the ATK SERP. These special provisions are described below.

ATK Retirement Plan

        Due to acquisitions and benefit plan mergers, the ATK Retirement Plan contains various benefit formulas that apply to certain groups of employees. The benefit formulas that apply to the named executive officers include the Pension Equity Plan formula, the Aerospace Pension Plan formula, and the Alliant Cash Balance Plan formula. Messrs. Murphy, Dittemore and Cronin are covered by the Pension Equity Plan formula, Mr. DeYoung is covered by the Aerospace Pension Plan formula, and Mr. Shroyer is covered by the Alliant Cash Balance Plan formula. The elements of compensation used in applying the payment and benefit formula generally include base salary plus annual incentive payments when paid (and, for the year of termination of employment, incentive payments that are imputed to the last month of employment), up to the applicable IRS maximum compensation limit.

        Historically, employees were vested after five years of vesting service, but as of January 1, 2008, vesting in the Pension Equity Plan formula or Cash Balance Plan formula, occurs after three years of vesting service. Messrs. Murphy, Shroyer, DeYoung and Dittemore are vested in their ATK Retirement Plan benefits. Assuming continued employment, Mr. Cronin will be vested in March 2009. Vesting may also occur upon a change in control, as defined in the ATK Retirement Plan.

        The normal retirement age for the plan is age 65.

Pension Equity Plan

        ATK adopted the Pension Equity Plan ("PEP") formula effective January 1, 2004 for new employees and existing employees who had less than 15 years of credited service as of December 31, 2003. The PEP formula calculates benefits as a lump sum amount equal to:

  •
  5.5% of final average earnings up to one-half of the social security wage base, plus 11% of final average earnings in excess of one-half of the social security wage base,

  •
  multiplied by years of credited service.

        Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings. The social security wage base as of March 31, 2008 is $102,000.

        Additionally, for employees who were participants in the ATK Retirement Plan prior to January 1, 2004, the PEP benefit is not less than the benefit computed based on the prior plan formula accrued through December 31, 2003, plus the PEP formula for service beginning January 1, 2004. Mr. Murphy's accrued benefit as of December 31, 2003 as determined under the prior Aerospace Pension Plan formula is $716 (as a monthly annuity payable at age 65). The lump sum value of this benefit, plus the future service PEP benefit is slightly greater than the PEP benefit based on all service, using the current valuation assumptions.

        Upon termination of employment, the Pension Equity Plan permits immediate distribution of the vested benefits to any participant regardless of age in a variety of actuarially equivalent annuity payment forms or as a lump sum payment. If a participant chooses to leave his or her balance in the plan, interest is credited at a rate of 4% annually to the earlier of the actual benefit payment date or the month immediately preceding the participant's 65th birthday. The interest rate and mortality table used to convert the lump sum to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.

Aerospace Pension Plan

        The Aerospace Pension Plan formula covers employees who had at least 15 years of credited service as of December 31, 2003 and who joined ATK in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated or began employment in a location offering this formula. This formula contains provisions similar to those of the Hercules plan that covered the Hercules location employees prior to the acquisition.

        The Aerospace Pension Plan provides an annuity benefit determined based on final average earnings and the participant's years of credited service. The benefit is equal to:

  •
  1.2% of final average earnings up to one-half of the social security wage base (as in effect for the 12 months prior to termination), plus 1.6% of final average earnings in excess of one-half of the social security wage base (as in effect for the 12 months prior to termination),

  •
  multiplied by years of credited service.

        Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings. The social security wage base as in effect for the 12 months prior to termination as of March 31, 2008 is $98,625.

        Benefits are paid in a variety of actuarial equivalent monthly annuity options at retirement. Additionally, participants may elect to receive up to 51% of their benefit in a lump sum payment.

        Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years.

Alliant Cash Balance Formula

        Effective April 1, 1992, the pension plan formula then in effect was amended to provide benefits based upon a cash balance account formula. The cash balance formula continues to apply to employees who were participants in the pension plan as of April 1, 1992, or were hired after April 1, 1992 and not covered by one of the subsequently acquired plan formulas, but who had at least 15 years of credited service as of December 31, 2003.

        Mr. Shroyer's initial cash balance account was equal to the lump sum value as of April 1, 1992 of his accrued benefit under the prior pension plan formula at that time. The cash balance account is credited monthly with a percentage of pension earnings that increases with length of service as follows:

Years of Service	Percentage of Pension Earnings	Additional Percentage for Earnings in excess of Social Security Wage Base
Less than 5	3.5%	3.5%
5 to 9	4.5%	4.5%
10 to 14	5.5%	5.5%
15 to 19	6.5%	5.5%
20 to 24	7.5%	5.5%
25 or more	8.5%	5.5%

        Account balances are credited monthly with interest equal to one-twelfth of the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. The interest crediting rate for calendar year 2008 is 4.9%.

        The Cash Balance Plan benefit is not less than the lump sum equivalent of a monthly benefit of $47.50 multiplied by years of credited service payable at age 65.

        At retirement, which may occur at or after age 55, a participant's vested account balance is payable as a monthly annuity or an annuity with a lump sum payment at age 62 or, if retirement occurs at or after age 62, as an optional lump sum payment. The interest rate and mortality table used to convert the cash account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences. Participants who terminate employment before age 55 may receive a lump sum payment at age 65.

Supplemental Executive Retirement Plan

        The ATK SERP provides benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the ATK Nonqualified Deferred Compensation Plan. The IRS annual salary limitation (Section 410(a)(17) of the Internal Revenue Code) and certain other IRS requirements reduce pension benefits from tax-qualified pension plans for certain highly compensated employees. The ATK SERP is designed to offset these limitations.

        The applicable benefits from the ATK SERP are generally based on the same benefit formula and provisions as the underlying qualified plan formula that applies to the participant. SERP benefits are paid in a lump sum the later of six months or the January 31 following the calendar year of termination, including interest from the first day of the month following termination to the actual payment date. The ATK SERP benefit is converted to a lump sum payment based on an annual interest rate that is the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments, except for formulas which already determine the benefit as a lump sum amount.

        Employees vest in the ATK SERP benefits at the same time their benefits vest under the qualified pension plan.

        The ATK SERP provides certain executives covered by the Alliant Cash Balance Plan formula with the right to receive a benefit based on the greater of the PEP formula or the Cash Balance Plan formula, if they remain employed until at least age 55. This provision will apply to Mr. Shroyer if he remains employed with ATK until at least age 55. The benefit included in the Pension Benefits table below does not include any value for this provision since he is not yet age 55. The amount of the additional benefit (if any) depends on actual pension earnings and actual cash balance interest credits through the date of determination.

ATK SERP—Special Agreement Benefits

Daniel J. Murphy

        The ATK SERP includes a special schedule of benefits for Mr. Murphy based on his employment agreement. Mr. Murphy's employment agreement provides for a supplemental executive retirement plan ("SERP") benefit payable to him based on the following schedule:

If Termination of Employment is:	Benefit Percentage is:
On or after March 31, 2004 and before March 31, 2005	5.0%
On or after March 31, 2005 and before March 31, 2006	15.0%
On or after March 31, 2006 and before March 31, 2007	25.0%
On or after March 31, 2007 and before March 31, 2008	35.0%
On or after March 31, 2008 and before March 31, 2009	45.0%
On or after March 31, 2009 and before March 31, 2010	50.0%
On or after March 31, 2010 and before March 31, 2011	52.5%
On or after March 31, 2011	55.0%

        The benefit percentage is multiplied by his final average earnings to determine a monthly annuity amount. Final average earnings is calculated using the highest 60 consecutive months during the preceding 120 months of base salary and annual cash incentive amounts, but only including months since February 2004 (the effective date of the employment agreement). The SERP benefit amount is reduced by the benefit amount payable to Mr. Murphy under the qualified pension plan.

        Mr. Murphy's SERP benefit will be paid in a lump sum the later of six months or the January 31 following the calendar year of termination, including interest from the first day of the month following termination to the actual payment date. The SERP benefit is converted to a lump sum payment based on an annual interest rate that is the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments.

        Mr. Murphy vested in his SERP retirement benefit in December 2005. However, pursuant to his employment agreement, if ATK terminates Mr. Murphy's employment for cause during the term of the agreement the supplemental retirement benefits described above will be forfeited. If Mr. Murphy dies or becomes disabled, his credited service under the SERP will be imputed through the end of the fiscal year of death or disability.

John J. Cronin

        The ATK SERP includes special benefits for Mr. Cronin, which were offered to him at the time he was offered employment with the Company. Mr. Cronin will receive a lump sum benefit, in addition to any regular SERP benefit payable to him, equal to $600,000, under one of the following conditions: (1) he remains employed until at least age 55; (2) he is terminated involuntarily (but not for cause) before he is 55 years old; (3) he is terminated due to a change in control of the Company; or (4) he is receiving benefits under ATK's long-term disability plan at age 55. If Mr. Cronin voluntarily terminates or is terminated for cause prior to age 55, the additional benefit amount is forfeited. If Mr. Cronin dies prior to age 55 while he is an ATK employee, his beneficiary will receive the additional $600,000 benefit. This benefit is included in the amounts shown in the pension benefits table below, assuming that Mr. Cronin remains employed with ATK until at least age 55.

        Mr. Cronin's benefit will increase by $200,000 each additional year after age 55, up to a maximum of $1,600,000 if he remains employed with ATK until at least age 60.

Pension Benefits

        The following table provides information concerning each ATK defined benefit plan that provides for payments or benefits to any of the named executive officers.

Pension Benefits

Name	Plan Name	Number of Years Credited Service(1)		Present Value of Accumulated Benefits ($)		Payments During Last Fiscal Year ($)
Daniel J. Murphy	ATK Retirement Plan ATK SERP	7.333 N/A	(2)	$150,834 10,458,036		$0 0
John L. Shroyer	ATK Retirement Plan ATK SERP	22.667 22.667		151,638 118,206		0 0
John J. Cronin	ATK Retirement Plan ATK SERP	2.000 2.000		30,673 420,924	(3)	0 0
Mark W. DeYoung	ATK Retirement Plan ATK SERP	23.250 23.250		413,175 1,098,497		0 0
Ronald D. Dittemore	ATK Retirement Plan ATK SERP	4.667 4.667		76,204 161,753		0 0

(1)
Credited service is determined in years and months as of March 31, 2008.

(2)
Credited service is not used in the determination of Mr. Murphy's SERP benefit, but rather the benefit percentage is defined by the terms of his employment agreement based on the date on which he retires.

(3)
This amount assumes that Mr. Cronin remains employed until at least age 55, thereby qualifying for the special SERP benefit.

Assumptions

        The "Present Value of Accumulated Benefits" is based on the same assumptions as those used for the valuation of the plan liabilities in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2008. The assumptions made in the calculations of these amounts may be found in Note 8 to the audited financial statements in ATK's Form 10-K. For the prior fiscal year, these values were measured as of December 31, 2006. Effective April 1, 2007, ATK changed its measurement date for accounting purposes from December 31 to March 31. As a result, the values included in the pension table above were measured as of March 31, 2008. For purposes of determining the amount to include in the Summary Compensation Table, the net increase in present value of accrued benefits has been prorated by 12/15ths to reflect the fact that the values in the pension table reflect 15 months of benefit growth from the prior fiscal year's information.

        The Cash Balance Plan benefits are projected from the current account value to age 65 assuming that the interest crediting rate is 2% less than the discount rate each year. Retirement age is assumed to be age 65, except for Mr. Murphy's SERP benefit, Mr. DeYoung's benefits and Mr. Cronin's additional SERP benefit. For Mr. Murphy, retirement as of March 31, 2009 is assumed because he is already eligible to retire. For Mr. DeYoung, age 60 is used since this is the unreduced retirement age for the Aerospace Pension Plan formula. For Mr. Cronin, age 60 is used for his entire SERP benefit because this is when the special SERP benefit is unreduced. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.

        All SERP benefits are assumed to be paid as a lump sum in accordance with the plan document.

        "Credited Service" includes only service with ATK (or certain acquired employers). In general, ATK does not grant extra years of credited service.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Daniel J. Murphy	0	0	$376,764	0	$2,498,810
John L. Shroyer	$1,146,631	0	$27,017	0	$1,469,085
John J. Cronin	$211,596	0	$(9,204)	0	$277,359
Mark W. DeYoung	$741,835	0	$73,812	0	$1,129,769
Ronald D. Dittemore	$748,851	0	$21,805	0	$1,039,547

(1)
The amounts in this column include fiscal year 2008 salary deferrals for Mr. Shroyer of $14,399 and for Mr. Cronin of $57,596, which amounts are also included in the Summary Compensation Table in the respective salary columns. This column also includes deferrals of annual cash incentive payments in May 2007 for the prior fiscal year's performance as follows: Mr. Shroyer, $38,500; Mr. Cronin, $154,000; and Mr. Dittemore, $192,500; and deferrals of performance shares in May 2007 for the performance period of April 1, 2004—March 31, 2007 as follows: Mr. Shroyer, $1,093,732; Mr. DeYoung, $741,835; and Mr. Dittemore, $556,351. This column does not include deferrals of annual incentive payments or performance awards for performance periods ended March 31, 2008 because those amounts were not actually credited to the participants' accounts until fiscal year 2009. For fiscal year 2008, none of the named executive officers elected to defer annual incentive compensation. The value of fiscal year 2008 performance shares that were deferred and not credited until fiscal year 2009 is as follows: Mr. Shroyer, $306,035.

(2)
In addition to the amounts included from the first column of the table above, the following amounts represent aggregate contributions made by the executive officer or the Company since the officer's commencement of participation in the plan. Deferrals and contributions in prior years were previously reported as compensation in the Summary Compensation Table in ATK's proxy statement for the applicable years for those officers who were named in the Summary Compensation Table in those years. The aggregate earnings represent the cumulative earnings on the original deferred amounts.

Name	Salary Deferrals	Annual Cash Incentive Deferrals	Performance Share Deferrals	Company Discretionary Contributions		Aggregate Earnings		Balance
Murphy	$246,381	$610,786		$746,590	(1)	$895,053		$2,498,810
Shroyer	$85,322	$208,100	$1,093,732			$81,931	(2)	$1,469,085
Cronin	$119,519	$154,000		$8,800	(3)	$(4,960)		$277,359
DeYoung		$116,378	$829,303			$184,088		$1,129,769
Dittemore		$422,852	$556,351			$60,344		$1,039,547

  (1)
  As previously disclosed in ATK's proxy statement dated June 23, 2004, this amount represents a special bonus paid to Mr. Murphy to recognize his transition to Chief Executive Officer. The amount reflects the dollar value at the time of deferral of 13,000 units of ATK phantom stock. All of Mr. Murphy's deferrals were made prior to January 1, 2005 and all are credited to the ATK common stock investment alternative under the terms of the plan.

  (2)
  The Aggregate Earnings for Mr. Shroyer in last year's table was misstated as $109,380. The correct amount should have been $53,496.

  (3)
  This amount reflects Mr. Cronin's 401(k) make-up match for calendar year 2007.

        All of ATK's executive officers are eligible to participate in the ATK Nonqualified Deferred Compensation Plan. Participants in the Plan generally may elect to defer up to 70% of salary and 100%

of cash or equity incentive compensation. ATK may credit to participants' accounts under the Plan certain additional amounts relating to foregone matching contributions under ATK's 401(k) Plan. Under the Plan, ATK may also make additional discretionary contributions to participants' accounts.

        The Plan is an unfunded plan, meaning that participants' accounts are bookkeeping entries only and do not entitle them to ownership of any actual assets. The accounts represent an unsecured promise by ATK to pay participants benefits in the future. However, ATK has established a nonqualified grantor trust commonly known as a "Rabbi Trust." The assets of the Rabbi Trust will be used to pay benefits, but the assets of the Trust remain subject to the claims of ATK's general creditors.

        Participants' account balances are credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment funds made available by ATK from time to time under the Plan. The investment alternatives include funds with different degrees of risk and, for amounts credited before January 1, 2005, include ATK common stock as an investment alternative. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time, except for amounts credited to the ATK common stock investment alternative. After January 1, 2005, only deferrals of equity performance awards may be credited to, and must remain credited to, the ATK common stock investment alternative.

        The investment alternatives are based on the following funds, which generally correspond to the investment funds made available under ATK's 401(k) Plan. The corresponding rates of return shown below are based on our fiscal year ended March 31, 2008.

Fund Name	FY08 Return
Fidelity Money Market	4.77%
Fidelity U.S. Bond Index	5.67%
PIMCO Total Return Instl	10.81%
Fidelity Equity-Income II	(6.96)%
Fidelity Spartan Total Market Index Inv	(5.78)%
Fidelity Contrafund	4.87%
American Funds Growth Fund of Amer R5	1.07%
Goldman Sachs Mid Cap value Instl	(9.11)%
T. Rowe Price Mid-Cap Growth	1.74%
Allianz NFJ Small Cap Value Admin	(2.25)%
Undiscovered Mgrs Small Cap Growth Inst	(23.20)%
Frontegra Ironbridge Small Cap	(3.64)%
Fidelity Diversified International	1.72%
Dodge & Cox Balanced	(7.92)%
Fidelity Freedom Income	1.41%
Fidelity Freedom 2000	1.23%
Fidelity Freedom 2010	.14%
Fidelity Freedom 2015	(.62)%
Fidelity Freedom 2020	(1.32)%
Fidelity Freedom 2025	(2.00)%
Fidelity Freedom 2030	(2.65)%
Fidelity Freedom 2035	(3.00)%
Fidelity Freedom 2040	(3.29)%
Fidelity Freedom 2045	(3.19)%
Fidelity Freedom 2050	(3.53)%
Alliant Techsystems Inc.	17.75%

        Generally, payouts from the Plan cannot be made until termination of employment, the participant becomes totally and permanently disabled, the participant has an unforeseeable financial emergency, or the date of a scheduled distribution as elected by the participant under rules specified in the Plan. A participant may request a distribution of amounts deferred before January 1, 2005, subject to the forfeiture of 10% of the amount withdrawn. Payouts may be in a lump sum payment or installment payments over five, ten, or fifteen years. Payouts may commence as soon as practicable following the occurrence of a distribution event; however, for amounts deferred after 2004, a payout cannot begin until six months after termination of employment for certain participants. Payouts are made in cash, except with respect to deferrals of equity performance awards after January 1, 2005, which are paid in shares of ATK common stock equal to the number of shares that were deferred.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Made Upon Voluntary or Involuntary Termination

        If the employment of any of the named executive officers is voluntarily or involuntarily terminated (other than retirement, involuntary termination not "for cause" or layoff, as described below), no additional payments or benefits will accrue or be paid to the individual, other than what has been accrued and vested in the benefit plans discussed above in this proxy statement under the headings "Summary Compensation Table," "Pension Benefits," and "Nonqualified Deferred Compensation." A voluntary or involuntary termination will not trigger an acceleration of the vesting of any stock options or other long-term incentive awards.

        If one of the named executive officers had retired on March 31, 2008, a prorated amount of the executive officer's performance stock award for the fiscal year 2007-2009 and fiscal year 2008-2010 performance periods would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Assuming threshold performance and using the closing market price of ATK common stock on March 31, 2008, the amounts of these performance stock award payments for those named executive officers who were retirement eligible on March 31, 2008 would be: Mr. Murphy, $2,053,345 and Mr. Dittemore, $310,590. If one of the named executive officers had retired on March 31, 2008, a prorated amount of the executive officer's performance cash award for the fiscal year 2008-2010 performance period would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Assuming threshold performance, the amounts of these performance cash award payments for those named executive officers who were retirement eligible on March 31, 2008 would be: Mr. Murphy, $192,833 and Mr. Dittemore, $29,667. Other outstanding performance awards would be forfeited.

        If the named executive officer engages in certain specific activities before payment of the supplemental executive retirement plan benefit, the executive will forfeit the benefit provided under ATK's supplemental executive retirement plan as described above in this proxy statement under the heading "Pension Benefits."

Payments Made Upon Layoff

        If the employment of any of the named executive officers, except for Mr. Murphy, is terminated by ATK for convenience or a reduction in force due to lack of business or reorganization, the officer would be eligible for a lump sum payout equal to 12 months base pay, an additional $15,000 to defray health care costs, and an estimated $10,000 of outplacement services. In return, the officer is required to execute a general release of claims against ATK and agree to confidentiality, non-compete, non-solicitation, and non-disparagement provisions for the one-year severance period. If a breach of any of these post-employment restrictions occurs, ATK is entitled to stop payment on the severance benefit and recover payments already made.

        Under Mr. Murphy's employment agreement, in the event of a termination without cause during the term of employment, Mr. Murphy would be paid a lump sum payment equal to 24 months base salary.

        In the event of a layoff of any of the named executive officers, vesting is not accelerated for stock options. Our standard restricted stock and performance award agreements provide for certain payments of the awards in the event of a layoff. Shares of restricted stock immediately vest. For Mr. Dittemore, the only named executive officer who has outstanding restricted stock awards, the value of these awards, based on the closing market price of ATK common stock on March 31, 2008, would have been $724,710. For the named executive officers who have outstanding performance stock awards for the fiscal year 2007-2009 and fiscal year 2008-2010 performance periods, a prorated amount of the officer's 2007-2009 and 2008-2010 performance award would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Assuming threshold performance and using the closing market price of ATK common stock on March 31, 2008, the amounts of these performance award payments for those named executive officers who have outstanding awards would be: Mr. Murphy, $2,053,345; Mr. Shroyer, $362,355; Mr. Cronin, $310,590; Mr. DeYoung, $310,590; and Mr. Dittemore, $310,590. For the named executive officers who have outstanding performance cash awards for fiscal year 2008-2010, a prorated amount of the officer's 2008-2010 performance award would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Assuming threshold performance, the amounts of these performance award payments for those named executive officers who have outstanding awards would be: Mr. Murphy, $192,833; Mr. Shroyer, $44,500; Mr. Cronin, $29,667; Mr. DeYoung, $29,667; and Mr. Dittemore, $29,667. Other outstanding performance awards would be forfeited.

Payments Made Upon Disability

        If the employment of any of the named executive officers who have received stock options or other long-term incentive awards is terminated due to disability, our standard award agreements provide for the:

  •
  acceleration of vesting of a prorated amount of any stock options, based on the period of employment during the vesting period,

  •
  acceleration of vesting of shares of unvested restricted stock, and

  •
  payment of a prorated amount of the executive officer's performance award at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment.

        The amounts of these payments are shown in the table below titled "Potential Payments Upon Disability, Death or Termination After a Change in Control."

Payments Made Upon Death

        If any of the named executive officers who have received stock options or other long-term incentive awards dies, the treatment of equity awards is similar to that outlined above for termination due to disability, except with respect to performance awards. Outstanding awards would be paid to the officer's estate as soon as administratively possible at the threshold performance level. The payment would be prorated for the period of active service during the performance period.

        The amounts of these payments are shown in the table below titled "Potential Payments Upon Disability, Death or Termination After a Change in Control."

Potential Payments Upon Change in Control

        The purpose of the Alliant Techsystems Inc. Income Security Plan is to provide income security protection to certain executives of ATK in the event of a "qualifying termination" following a change in control of ATK. Generally, a "qualifying termination" is an involuntary termination of employment without "cause" or a voluntary termination of employment for "good reason." The amounts of the payments that would be made to the named executive officers if a "qualifying termination" occurred on March 31, 2008 are shown in the table below titled "Potential Payments Upon Disability, Death or Termination After a Change in Control."

        Participation in the Plan is limited to executive officers of ATK who are required to file reports of beneficial ownership of ATK securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Section 16 Reporting Officers") and any employee selected by the Personnel and Compensation Committee of the Board of Directors as a covered employee. Within the Plan, participants are divided into two tiers with different levels of payments and benefits:

  •
  "Tier 1 Participants," who are ATK's Chairman and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Chief Operating Officer (not a position used currently) and Senior Vice President and General Counsel; and

  •
  "Tier 2 Participants," who are all other Section 16 Reporting Officers and any employee selected by the Committee as a covered employee.

In the event of a "qualifying termination," as defined in the Plan, each participant in the Plan will receive:

  •
  base salary through the date of termination to the extent not already paid;

  •
  a prorated portion of the annual cash incentive payment for the fiscal year in which the termination occurs, calculated based on (a) the target level of performance if the termination occurs within the first three quarters of the fiscal year or (b) the greater of projected actual performance or target performance if the termination occurs within the fourth quarter of the fiscal year;

  •
  immediate full vesting of any outstanding stock awards, other than performance vesting stock awards;

  •
  payment of outstanding performance vesting stock awards and long-term cash incentive plan awards at the threshold level of performance;

  •
  a cash payment equal to the value of perquisites that ATK would have provided for a period of one year following termination; and

  •
  payment for legal fees and expenses incurred to obtain benefits if ATK does not pay benefits under the Plan.

Tier 1 Participants will also receive:

  •
  a cash payment equal to three times the participant's annual base salary and current bonus opportunity, assuming the target level of performance had been achieved;

  •
  a cash payment equal to three times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

  •
  a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK's group health plan for a period of three years following termination;

  •
  an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK's supplemental retirement plan during the three-year period following the date of the termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation; and

  •
  a gross-up payment necessary to cover any excise taxes payable on benefits received.

Tier 2 Participants will also receive:

  •
  a cash payment equal to two times the participant's annual base salary and current bonus opportunity, assuming the target level of performance had been achieved;

  •
  a cash payment equal to two times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

  •
  a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK's group health plan for a period of two years following termination;

  •
  an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK's supplemental retirement plan during the two-year period following the date of termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation; and

  •
  a gross-up payment necessary to cover any excise taxes payable on benefits received; provided, however, that if the aggregate present value of payments made for the participant's benefit (whether paid or payable pursuant to the terms of the Plan or otherwise) does not exceed 110% of the greatest amount (the "Safe Harbor Amount") that could be paid to the participant such that the receipt of payments under the Plan would not give rise to any excise tax, then the amounts payable to the participant under the Plan would be reduced so that the aggregate present value of payments made for the participant's benefit would be reduced to the Safe Harbor Amount and no gross-up payment would be made.

        The cash payments described above will be paid in a lump sum within 30 days after the end of the six-month period following the date of a participant's "qualifying termination." A participant is entitled to such benefits under the Plan in consideration of his or her execution of a separation agreement and general release of claims (the "Release"). ATK's obligation to provide benefits to a participant will be conditioned on the participant's continuing compliance with the confidentiality and non-disparagement, non-competition and non-solicitation covenants set forth in the Release and the covenants to provide services to ATK set forth in the Release. The obligations of the participants have a duration of three years for Tier 1 participants and two years for Tier 2 participants. If a breach of these post-employment restrictions occurs, ATK is entitled to injunctive relief and any other legal or equitable remedies.

Potential Payments Upon Disability, Death or Termination After a Change in Control

        The following table shows potential payments to the named executive officers upon disability and death or termination following a change in control. The amounts shown assume that the termination was effective March 31, 2008, the last business day of the fiscal year, and are estimates of the amounts that would be paid to the executive officers upon termination in addition to the base salary and annual incentive earned during fiscal year 2008 and any applicable retirement amounts payable to the executive officers discussed above under the heading "Pension Benefits" in this proxy statement. The actual amounts to be paid can only be determined at the actual time of an officer's termination.

Name	Type of Payment	Payments Upon Disability or Death		Payments Upon Involuntary or Good Reason Termination After a Change in Control
Daniel J. Murphy	Severance Payment	—		$4,884,900
	Equity
	Stock Options	—		—
	Restricted Stock	—		—
	Performance Awards	$2,053,345	(1)	$4,089,435	(4)
	Cash Long-Term Incentive	$192,833		$578,500	(5)
	Health and Welfare Benefits	—		$30,132	(6)
	Retirement (pension and 401(k) cash payment)	—		$4,758,345
	Perquisites	—		$45,000	(7)
	Gross-Up Payment	—		$5,236,405	(8)
	Total	$2,246,178		$19,622,717
John L. Shroyer	Severance Payment	—		$1,800,000
	Equity
	Stock Options	—		—
	Restricted Stock	—		—
	Performance Awards	$362,355	(1)	$776,475	(4)
	Cash Long-Term Incentive	$44,500		$133,500	(5)
	Health and Welfare Benefits	—		$32,616	(6)
	Retirement (pension and 401(k) cash payment)	—		$406,133
	Perquisites	—		$25,000	(7)
	Gross-Up Payment	—		$1,393,147	(8)
	Total	$406,855		$4,566,871
John J. Cronin	Severance Payment	—		$1,162,500
	Equity
	Stock Options	$201,600	(2)	$302,400
	Restricted Stock	—		—
	Performance Awards	$310,590	(1)	$621,180	(4)
	Cash Long-Term Incentive	$29,667		$89,000	(5)
	Health and Welfare Benefits	—		$20,928	(6)
	Retirement (pension and 401(k) cash payment)	—		$939,240
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		$1,209,600	(8)
	Total	$541,857		$4,366,848
Mark W. DeYoung	Severance Payment	—		$1,162,500
	Equity
	Stock Options	—		—
	Restricted Stock	—		—
	Performance Awards	$310,590	(1)	$621,180	(4)
	Cash Long-Term Incentive	$29,667		$89,000	(5)
	Health and Welfare Benefits	—		$20,688	(6)
	Retirement (pension and 401(k) cash payment)	—		$249,636
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		—
	Total	$340,257		$2,165,004

Ronald D. Dittemore	Severance Payment	—		$1,162,500
	Equity
	Stock Options	—		—
	Restricted Stock	$724,710	(3)	$724,710
	Performance Awards	$310,590	(1)	$621,180	(4)
	Cash Long-Term Incentive	$29,667		$89,000	(5)
	Health and Welfare Benefits	—		$13,008	(6)
	Retirement (pension and 401(k) cash payment)	—		$262,285
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		—
	Total	$1,064,967		$2,894,683

(1)
Estimates for the performance awards for the fiscal year 2007-2009 and fiscal year 2008-2010 performance periods assume payout at threshold performance level, consistent with the terms of the performance award agreement. Value determined by multiplying the number of shares payable by $103.53, the closing market price of a share of ATK common stock on March 31, 2008, the last business day of the fiscal year.

(2)
Value determined by multiplying the number of options by the spread between the option price of $78.33 and the closing market price of a share of common stock on March 31, 2008, the last business day of the fiscal year, which was $103.53.

(3)
Value determined by multiplying the number of shares that vest by $103.53, the closing market price of a share of ATK common stock on March 31, 2008, the last business day of the fiscal year.

(4)
Estimates for the performance awards for the fiscal year 2007-2009 and fiscal year 2008-2010 performance periods assume payout at threshold performance level, consistent with the terms of the performance award agreement. Values determined by multiplying the number of shares payable by $103.53, the closing market price of a share of ATK common stock on March 31, 2008, the last business day of the fiscal year.

(5)
Estimates for the cash long-term incentive award for the fiscal year 2008-2010 performance period assume payout at threshold performance level, consistent with the terms of the cash performance award agreement.

(6)
For purposes of quantifying health and welfare benefits, ATK's annual premium cost was multiplied by three for each of Messrs. Murphy and Shroyer and multiplied by two for each of Messrs. Cronin, DeYoung and Dittemore.

(7)
Perquisites consist of financial planning and the perquisite allowance.

(8)
In the case of a change in control, calculations as specified under Internal Revenue Code Section 280G were applied to the various benefits the executive officers would receive in order to determine if any excise taxes would be triggered under Internal Revenue Code Section 4999 and, if so, the amount of any gross-up payments that would be required under the terms of ATK's Income Security Plan.

AUDIT COMMITTEE REPORT

        The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards. In addition, the Board of Directors has determined that each of Douglas L. Maine, Roman Martinez IV, Mark H. Ronald and William G. Van Dyke is an "audit committee financial expert," as defined under applicable federal securities law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website. The Audit Committee has sole authority to appoint, terminate or replace the Company's independent registered public accounting firm, which reports directly to the Audit Committee.

        The Audit Committee reviews the Company's financial statements and the Company's financial reporting process. Management has the primary responsibility for the Company's financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

        In this context, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm, the Company's audited consolidated financial statements for the fiscal year ended March 31, 2008. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended or supplemented.

        The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent registered public accounting firm the firm's independence.

        Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K, for the fiscal year ended March 31, 2008, filed with the Securities and Exchange Commission.

Audit Committee

Douglas L. Maine, Chair
Roman Martinez IV
Mark H. Ronald
William G. Van Dyke

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP acts as ATK's independent registered public accounting firm and also provides certain other services. The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Deloitte & Touche LLP for each of the last two fiscal years. All fees were pre-approved by the Audit Committee or the Chair of the Audit Committee.

	Fiscal Year Ended 3/31/2008	Fiscal Year Ended 3/31/2007
Audit Fees	$2,047,840	$2,112,324
Audit-Related Fees	235,500	165,074
Tax Fees	289,033	229,658
All Other Fees	0	0

Total Fees	$2,572,373	$2,507,056

        The Audit Fees billed or to be billed for the fiscal years ended March 31, 2008 and 2007 were for professional services rendered for audits of the annual consolidated financial statements and internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the quarterly financial statements, review of registration statements, and issuance of comfort letters.

        The Audit-Related Fees billed in each of the fiscal years ended March 31, 2008 and 2007 were primarily for services relating to employee benefit plan audits and acquisition-related services.

        The Tax Fees billed in each of the fiscal years ended March 31, 2008 and 2007 were primarily for services related to tax compliance. There were no tax fees paid for tax planning in fiscal 2008 or 2007.

        Annually, the Audit Committee reviews and pre-approves the audit services to be provided by our independent registered public accounting firm (independent auditors) for the fiscal year, including the financial plan for the audit fees and services. In addition, the Audit Committee annually provides pre-approval for designated types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee, subject to an annual dollar limitation and other terms specified by the Committee in its pre-approval policy. In accordance with the pre-approval policy, ATK's Chief Financial Officer reports to the Audit Committee at each regular meeting of the Committee the specific services provided by the independent auditor and the dollar amounts of fees paid for such services since the last Committee meeting. Any other service to be provided by the independent auditor requires specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair of the Committee the authority to grant pre-approvals. Any pre-approval by the Chair of the Audit Committee is presented to the full Committee at its next scheduled meeting.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as ATK'S independent registered public accounting firm to audit ATK's financial statements for the fiscal year ending March 31, 2009. Stockholders are asked to ratify this appointment. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

        Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as ATK's independent registered public accounting firm.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Description of the Proposed Amendment

        Our Board of Directors has adopted a resolution proposing an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 180,000,000 shares. The affirmative vote of a majority of the outstanding shares of common stock entitled to vote as of the record date is required for approval of this amendment. The proposed amendment would not change the number of authorized shares of preferred stock, nor would it change the relative rights of the holders of our common stock and preferred stock.

        ATK's Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 90,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of June 9, 2008, [32,800,000] shares of common stock were issued and outstanding and an additional [8,760,000] issued shares were held by the Company as treasury stock. Furthermore, as of June 9, 2008, approximately [2,463,478] shares were reserved for issuance under the Company's stock incentive plans and 14,102,890 shares were reserved for issuance upon conversion of our convertible notes and exercise of warrants issued in connection with those convertible notes. Accordingly, approximately [32,000,000] shares of common stock are available for general corporate purposes in addition to the shares held by the Company as treasury stock. The Company has not issued any shares of preferred stock.

        On May 6, 2008, ATK's Board of Directors determined that it would be in the best interests of the Company and its stockholders to amend ATK's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 180,000,000 shares. The Board of Directors recommends that the stockholders of the Company approve an amendment to Article Fourth of the Company's Restated Certificate of Incorporation to approve the increase. The full text of the proposed amendment is as follows:

    FOURTH:    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 185,000,000, of which 5,000,000 shares shall be Preferred Stock, par value $1.00 per share, and 180,000,000 shares shall be Common Stock, par value $.01 per share. Each share of Common Stock shall be entitled to one vote per share at annual and special meetings of the stockholders.

Purposes and Effects of Increasing the Number of Shares of Authorized Common Stock

        The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with greater flexibility to issue common stock for a variety of corporate purposes, without the delay and expense associated with convening a special stockholders' meeting or soliciting stockholders' consents. These purposes may include effecting future stock splits in the form of stock dividends, raising equity capital or acquiring businesses and assets. Other than shares currently reserved for issuance under the Company's stock incentive plans and for issuance upon conversion of our convertible notes, as described above, the Board has not authorized the issuance of any additional shares of common stock, and there are no current agreements or commitments for the issuance of additional shares.

        Stockholders' current ownership of common stock will not give them automatic rights to purchase any of the additional authorized shares. If the proposed amendment to the Restated Certificate of Incorporation is adopted, the additional authorized shares of common stock will be available for issuance from time to time at the discretion of the Board of Directors without further action by the stockholders, except as otherwise required by applicable law or stock exchange requirements. The additional authorized shares would be part of the existing class of the Company's common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares of common stock would not (and the shares of common stock currently outstanding do not) entitle holders to cumulative voting rights.

        Any future issuance of additional authorized shares of common stock may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

        Under certain circumstances, an increase in the number of authorized shares of common stock could be construed as delaying or preventing a change in control of the Company (for example, by diluting the stock ownership of a person seeking to change the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). However, we are not proposing this amendment to the Restated Certificate of Incorporation in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management.

        Article Tenth of ATK's Restated Certificate of Incorporation requires an affirmative vote of not less than a majority of the votes entitled to be cast by holders of all outstanding shares of voting stock, voting together as a single class, excluding voting stock beneficially owned by any interested stockholder for certain business combinations and, therefore, is intended to have an anti-takeover effect. The Company is not aware of any efforts to accumulate the Company's securities or to obtain control of the Company.

        Our Board of Directors recommends a vote FOR the approval of the amendment to the Company's Restated Certificate of Incorporation as being in the best interests of the Company and its stockholders.

PROPOSAL 4

STOCKHOLDER PROPOSAL

        The Sisters of St. Joseph of Carondelet, 1884 Randolph Avenue, Saint Paul, Minnesota 55105-1700, beneficial owner of 25 shares of ATK common stock, has submitted the following proposal for consideration by the stockholders at the Annual Meeting.

TEXT OF PROPOSAL

HEALTH CARE REFORM PRINCIPLES

RESOLVED: shareholders urge the Board of Directors to adopt principles for comprehensive health care reform (such as those based upon principles reported by the Institute of Medicine:

Health care coverage should be universal.

Health care coverage should be continuous.

Health care coverage should be affordable to individuals and families.

The health insurance strategy should be affordable and sustainable for society.

Health insurance should enhance health and well being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable).

Consistently polls show that access to affordable, comprehensive health care insurance is the most significant social policy issue in America (NBC News/Wall Street Journal, the Kaiser Foundation and

The New York Times/CBS News). Health care reform also has become a core issue in the 2008 presidential campaign.

Many national organizations have made health care reform a priority. In 2007, representing "a stark departure from past practice," the American Cancer Society redirected its entire $15 million advertising budget "to the consequences of inadequate health coverage" in the United States (New York Times, 8/31/07).

John Castellani, president of the Business Roundtable (representing 160 of the country's largest companies), states that 52% of the Business Roundtable's members say health costs represent their biggest economic challenge. "The cost of health care has put a tremendous weight on the U.S. economy," according to Castellani. "The current situation is not sustainable in a global, competitive workplace." (BusinessWeek, July 3, 2007). The National Coalition on Health Care (whose members include 75 of the United States' largest publicly-held companies, institutional investors and labor unions), also has created principles for health insurance reform. According to the National Coalition on Health Care, implementing its principles would save employers presently providing health insurance coverage an estimated $595-$848 billion in the first 10 years of implementation.

Annual surcharges as high as $1160 for the uninsured are added to the total cost of each employee's health insurance, according the Kenneth Thorpe, a leading health economist at Emory University. Consequently, we shareholders believe that the 47 million Americans without health insurance results in higher costs for Alliant Techsystems Inc. and other U.S. companies providing health insurance to their employees.

In our view, increasing health care costs have focused growing public awareness and media coverage on the plight of active and retired workers struggling to pay for medical care. Increasing health care costs leads companies to shift costs to employees. This can reduce employee productivity, health and morale. We also believe healthcare costs borne by the company have an adverse effect on shareholder value.

Supporting Statement

The Institute of Medicine, established by Congress as part of the National Academy of Sciences, issued its principles for reforming health insurance coverage in Insuring America's Health: Principles and Recommendations (2004). We believe principles for health care reform, such as the IOM's, are essential if public confidence in our company's commitment to its employees' health care coverage is to be maintained. We ask shareholders to support this resolution.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

        ATK recognizes the significance of health care issues, including the cost of providing health care. However, the Board of Directors believes that the issue of health care reform is a political and legislative matter, with any resulting legislation or regulatory action applying to employers in general. Accordingly, the Board of Directors believes that ATK's annual meeting of stockholders is not the proper forum for this national policy debate.

        In order to be able to attract and retain our talented workforce, ATK provides its employees with a comprehensive benefits package offering a range of health care choices, which are intended to be competitive and cost-effective for both ATK and our employees. We continually review our benefits programs to ensure that they remain competitive and are achieving the goals they were designed to produce.

        Our Board of Directors recommends a vote AGAINST the above stockholder proposal.

FUTURE STOCKHOLDER PROPOSALS

Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals

        If you would like to submit a proposal for us to include in the proxy statement for our 2009 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by February 20, 2009. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

Stockholder Director Nominations

        If you would like to recommend a person for consideration as a nominee for election as a director at our 2009 annual meeting, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than March 22, 2009, and no later than April 21, 2009. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading "Corporate Governance—Meetings of the Board and Board Committees—Nominating and Governance Committee."

Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals

        If you would like to present a proposal at our 2009 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than March 22, 2009, and no later than April 21, 2009. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2009 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

General Information

        If the presiding officer at the 2009 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

        The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

By Order of the Board of Directors,

Keith D. Ross Secretary
June 20, 2008

01)    Frances D. Cook 02)    Martin C. Faga 03)    Ronald R. Fogleman 04)    Cynthia L. Lesher 05)    Douglas L. Maine Roman Martinez IV Daniel J. Murphy Mark H. Ronald Michael T. Smith William G. Van Dyke 06) 07) 08) 09) 10) VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you access the web site and follow the  instructions  to  obtain  your  records  and  to  create  an  electronic  voting instruction form.  ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet  and,  when  prompted,  indicate  that  you  agree  to  receive  or  access stockholder communications electronically in future years.  VOTE BY PHONE - 1-800-690-6903 Use  any  touch-tone  telephone  to  transmit  your  voting  instructions  up  until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we  have  provided or retur n it  to Alliant Techsystems  Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ALLIANT TECHSYSTEMS INC. 7480 FLYING CLOUD DRIVE MINNEAPOLIS, MN 55344  YOUR VOTE IS IMPORTANT Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X] ALNTT1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Withhold All For All Except ALLIANT TECHSYSTEMS INC.  The  Board  of  Directors  recommends  a  vote  FOR Proposals 1, 2 and 3. Vote on Directors 1. Election of Directors Nominees: For All  Vote on Proposals For Against   Abstain  2. Appointment of Independent Registered Public Accounting Firm 3. Approval of Amendment to the Restated Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 90,000,000 to 180,000,000 The Board of Directors recommends a vote AGAINST Proposal 4.  4. Stockholder Proposal – Health Care Reform Principles  If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card.  If you are located outside of the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.  For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Please sign as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If signing for a corporation, please give your title. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date

Inquiries  from  stockholders,  securities  analysts  and  others  in  the  professional  investment community  should  be  directed  to  Steven  P.  Wold,  Vice  President  and  Treasurer,  Investor Relations, Alliant Techsystems Inc., 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720 (telephone:  952-351-3056;  e-mail:  steve.wold@atk.com) ALLIANT TECHSYSTEMS INC.  Admission  to  the  Annual  Meeting  will  be  by  ticket  only.  You  may  request  an  admission ticket  by  calling  952-351-3071,  by  emailing  alliant.corporate@atk.com  or  by  mailing  a request  to  ATK  at  7480  Flying  Cloud  Drive,  Minneapolis,  MN  55344,  Attn:  Corporate Secretary. Seating is limited. Tickets will be issued on a first-come, first-served basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to  show  your  photo  identification. The undersigned hereby appoints Daniel J. Murphy, John L. Shroyer and Keith D. Ross as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on  Tuesday,  August  5,  2008,  at  the  headquarters  of  the  Company  at  7480  Flying  Cloud Drive,  Eden  Prairie  (suburban  Minneapolis), Minnesota, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.   Annual  Meeting Admission  Policy: Corporate  Headquarters and Annual Meeting Site: 7480 Flying Cloud Drive Minneapolis, MN 55344-3720 (telephone:   952-351-3000;  web  site:  www.atk.com) Stockholder  Inquiries: Send  inquiries  concerning  transfer  of  shares,  lost  certificates  or  address  changes to  the  Company's  Transfer  Agent/Registrar,  BNY  Mellon  Shareowner  Services. 480  Washington  Boulevard,  Jersey  City,  NJ  07310-1900 (telephone  toll  free:  1-800-851-9677;  web  site:  www.bnymellon.com/shareowner/isd Investor  Relations: Important  Notice  Regarding  Internet  Availability  of  Proxy  Materials  for  the  Annual  Meeting: The Company's Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. ALLIANT TECHSYSTEMS INC. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby acknowledges receipt of the Proxy Statement of the Company. Your Internet or telephone vote authorizes the plan trustee to vote these shares in the same manner as if you marked, signed and returned your proxy card. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed and dated on the other side, which also includes instructions on how to vote by Internet or telephone)  Address  Changes/Comments:

06) 07) 08) 09) 10) 01)    Frances D. Cook 02)    Martin C. Faga 03)    Ronald R. Fogleman 04)    Cynthia L. Lesher 05)    Douglas L. Maine Roman Martinez IV Daniel J. Murphy Mark H. Ronald Michael T. Smith William G. Van Dyke ALLIANT TECHSYSTEMS INC. 7480 FLYING CLOUD DRIVE MINNEAPOLIS, MN 55344 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the  meeting date. Have your proxy card in hand when you access the web site and follow the  instructions  to  obtain  your  records  and  to  create  an  electronic  voting instruction form.  ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet  and,  when  prompted,  indicate  that  you  agree  to  receive  or  access stockholder communications electronically in future years.  VOTE BY PHONE - 1-800-690-6903 Use  any  touch-tone  telephone  to  transmit  your  voting  instructions  up  until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or retur n it to Alliant  Techsystems Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.   YOUR VOTE IS IMPORTANT Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ALNTT3 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Withhold All For All Except ALLIANT TECHSYSTEMS INC.  The  Board  of  Directors  recommends  a  vote  FOR Proposals 1, 2 and 3. Vote on Directors 1. Election of Directors Nominees: For All  Vote on Proposals For Against   Abstain  2. Appointment of Independent Registered Public Accounting Firm 3. Approval of Amendment to the Restated Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 90,000,000 to 180,000,000 The Board of Directors recommends a vote AGAINST Proposal 4.  4. Stockholder Proposal – Health Care Reform Principles  If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card.  If you are located outside of the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.  For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Please sign as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If signing for a corporation, please give your title. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date

Admission  to  the  Annual  Meeting  will  be  by  ticket  only.  You  may  request  an  admission ticket  by  calling  952-351-3071,  by  emailing  alliant.corporate@atk.com  or  by  mailing  a request  to  ATK  at  7480  Flying  Cloud  Drive,  Minneapolis,  MN  55344,  Attn:  Corporate Secretary. Seating is limited. Tickets will be issued on a first-come, first-served basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to  show  your  photo  identification. Inquiries  from  stockholders,  securities  analysts  and  others  in  the  professional  investment community  should  be  directed  to  Steven  P.  Wold,  Vice  President  and  Treasurer,  Investor Relations, Alliant Techsystems Inc., 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720 (telephone:  952-351-3056;  e-mail:  steve.wold@atk.com) The undersigned hereby directs Fidelity Investments, the Trustee of the Alliant Techsystems Inc. 401(k) Plan, to vote all shares of common stock held in the plan, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on  Tuesday,  August  5,  2008,  at  the  headquarters  of  the  Company  at  7480  Flying  Cloud  Drive,  Eden  Prairie  (suburban  Minneapolis), Minnesota, and all adjournments thereof. These  instructions  will  be  followed  as  directed  on  the  other  side.  If  no  choice  is specified, the trustee will vote FOR Proposals 1, 2 and 3, and AGAINST Proposal 4. Shares held in the plan for which no voting instructions are received by the trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the plan. The undersigned hereby acknowledges receipt of the Proxy Statement of the Company. Your Internet or telephone vote authorizes the plan trustee to vote these shares in the same manner as if you marked, signed and returned your proxy card.   ALLIANT TECHSYSTEMS INC. Annual  Meeting Admission  Policy: Corporate  Headquarters and Annual Meeting Site: 7480 Flying Cloud Drive Minneapolis, MN 55344-3720 (telephone:   952-351-3000;  web  site:  www.atk.com) Investor  Relations: Important  Notice  Regarding  Internet  Availability  of  Proxy  Materials  for  the  Annual  Meeting: The Company's Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. ALLIANT TECHSYSTEMS INC. This Proxy is Solicited on Behalf of the Board of Directors (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed and dated on the other side, which also includes instructions on how to vote by Internet or telephone)  Address  Changes/Comments:

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
PROPOSAL 4 STOCKHOLDER PROPOSAL
FUTURE STOCKHOLDER PROPOSALS